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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CoBiz Financial Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 15, 2008

Dear Fellow Shareholder:

        This year's Annual Meeting of Shareholders of CoBiz Financial Inc., a Colorado corporation (the "Company"), will be held at the Magnolia Ballroom, 817 Seventeenth Street, Denver, Colorado 80202 on May 15, 2008 at 8:00 a.m., M.D.T. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Shareholders. The Company's Board of Directors recommends that you vote:

  (i)
  FOR the election of management's eleven nominees to serve as directors of the Company;

  (ii)
  FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  (iii)
  FOR the proposal to amend the Company's 2005 Equity Incentive Plan to increase the number of shares authorized under the Plan to 2,750,000 shares and increase the restricted stock award limit to 500,000 shares.

        The Board of Directors has not taken a position either supporting or opposing the following shareholder proposal.

  (iv)
  Shareholder proposal to adopt reasonable policy regarding use of telephones.

        To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should vote via telephone, via Internet, or by signing, dating and returning the enclosed proxy as soon as possible. Your vote is important.

        At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. Shareholders will be given the opportunity to address questions to the Company's management. I hope you will be able to join us.

Sincerely,
Steven Bangert Chairman of the Board and Chief Executive Officer

COBIZ FINANCIAL INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2008

TO THE SHAREHOLDERS OF COBIZ FINANCIAL INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of CoBiz Financial Inc., a Colorado corporation (the "Company"), will be held at 8:00 a.m., M.D.T., on May 15, 2008, at the Magnolia Ballroom, 817 Seventeenth Street, Denver, Colorado, 80202, for the following purposes:

1.
To elect eleven directors;

2.
To consider and vote on the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.
To consider and vote on the proposal to amend the Company's 2005 Equity Incentive Plan to increase the number of shares authorized under the Plan to 2,750,000 shares and increase the restricted stock award limit under the Plan to 500,000 shares;

4.
To consider and vote on a shareholder proposal to adopt a reasonable policy regarding use of telephones; and

5.
To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 31, 2008 as the record date for the meeting. Only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of your Company either by attending the meeting in person or voting via telephone, Internet or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Mary Perrott Smith Corporate Secretary

Dated: April 15, 2008

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE VIA
TELEPHONE, INTERNET OR BY SIGNING AND RETURNING THE PROXY CARD IN THE
ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. YOU MAY REVOKE YOUR
PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND IF YOU ARE PRESENT AT
THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COBIZ FINANCIAL INC.
PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of CoBiz Financial Inc., a Colorado corporation (the "Company" or "CoBiz"), for use at the Annual Meeting of Shareholders of the Company to be held on May 15, 2008, at 8:00 a.m., M.D.T., at the Magnolia Ballroom, 817 Seventeenth Street, Denver, Colorado 80202, and at any adjournment or postponement of the Annual Meeting.

        This Proxy Statement and the accompanying form of proxy are first being transmitted or delivered to holders of the Company's common stock beginning on or about April 15, 2008, together with the Company's 2007 Annual Report to Shareholders.

        The Company's principal executive offices are located at 821 Seventeenth Street, Denver, Colorado 80202.

VOTING

        Who Can Vote.    Only shareholders of record at the close of business on March 31, 2008 are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of that date, there were 23,041,008 shares of common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares as to which the shareholder instructs the proxy to abstain from voting on any matter or withholds authority to vote for a director will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting but as not voted for purposes of determining the approval of any such matter or the election of directors. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), those shares will be treated in the same manner as abstentions.

        All Annual Meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document will be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Colorado.

        The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, will constitute a quorum. Directors are elected by plurality vote, which means that the eleven nominees who receive the most votes will be elected. The proposal to ratify the selection of the Company's independent registered public accounting firm will be approved if more votes are cast for the proposal than are cast against it. Likewise, the proposal to amend the Company's 2005 Equity Incentive Plan and the proposal submitted by a shareholder to adopt a reasonable policy regarding the use of telephones will be approved if more votes are cast for those proposals than are cast against them. Accordingly, an abstention, a broker non-vote or a failure to submit a proxy (assuming a quorum is present) has no effect on the outcome of the election of directors or the votes on the ratification of the Company's independent registered public accounting firm, the amendment to the Company's 2005 Equity Incentive Plan, or the shareholder proposal to adopt a reasonable telephone policy.

        Voting.    If your shares of our common stock are held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have such shares voted. If you hold shares of our common stock in your own name and not through a broker or another nominee, you may vote such shares:

  •
  by using the toll-free telephone number listed on the proxy card,

  •
  by using the Internet website listed on the proxy card,

  •
  by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

  •
  by attending the Annual Meeting and voting in person.

        Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares of our common stock in accordance with your instructions. Executed but unmarked proxies will be voted FOR the election of the Board's nominees as directors, FOR the ratification of the appointment of CoBiz's independent registered public accounting firm and FOR the proposal to amend the Company's 2005 Equity Incentive Plan, however, these proxies will be treated as abstentions with respect to the shareholder proposal to adopt a reasonable telephone policy.

        Vote by Telephone.    If you hold shares of our common stock in your own name and not through your broker or another nominee, you can vote such shares by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 1:00 a.m., Central Time, on May 15, 2008. Easy-to-follow voice prompts allow you to vote your shares of our common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

        Vote by Internet.    If you hold shares of our common stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 1:00 a.m., Central Time, on May 15, 2008. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

        Vote by Mail.    You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

SOLICITATION AND REVOCABILITY OF PROXIES

        The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

        A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or of a duly executed proxy bearing a later date or by voting in person at the meeting. Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy. If no direction is made in the proxy, the shares represented by the proxy will be voted as recommended by the Board of Directors.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.    Election of Directors

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Board has the authority under the Bylaws to set the number of directors, which may not be less than three. At January 1, 2007, the number of directors was set at thirteen. There was one vacancy on the Board during fiscal 2007 resulting from the death of Howard R. Ross, a director and founder of CoBiz in January 2007. Thereafter, for the remainder of fiscal 2007 and until our shareholders vote for directors on May 15, 2008, the Board of Directors was and is comprised of twelve members.

        Candidates for nomination to the Board are selected by the Governance and Nominating Committee, and recommended to the Board of Directors for approval, in accordance with the guidelines established by such Committee, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the shareholders at each Annual Meeting, to serve for a one-year term, which expires on the date of the next Annual Meeting.

        Steven Bangert, Michael B. Burgamy, Jerry W. Chapman, Morgan Gust, Thomas M. Longust, Jonathan C. Lorenz, Evan Makovsky, Harold F. Mosanko, Noel N. Rothman, Timothy J. Travis, Mary Beth Vitale and Mary M. White are incumbent directors whose terms will expire at the Annual Meeting. All of them are being nominated for reelection at the Annual Meeting, with the exception of Mr. Chapman. The Board has determined that effective as of May 15, 2008, the size of the Board will be set at eleven directors. As a result, there will not be any vacancies on the Board after our shareholders meeting on May 15, 2008 (assuming that all nominated directors are elected at the Annual Meeting).

        The Board has determined that directors Burgamy, Gust, Longust, Rothman, Travis, Vitale and White qualify as independent directors under the Nasdaq listing standards as currently in effect. Directors are encouraged but are not required to attend the Annual Meeting. Last year, all twelve incumbent directors attended the Annual Meeting.

        Each of the eleven nominees standing for reelection has indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion.

The Board of Directors recommends a vote FOR the election of these directors.

Information regarding director nominees is set forth below:

Nominees for Election as Directors

Name:	Steven Bangert
Age:	51
Director since:	September 1994
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Bangert has served as Chairman of the Board of Directors and Chief Executive Officer ("CEO") of the Company since September 1994. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc. ("Western Capital"), formerly the bank holding company for River Valley Bank—Texas, located in McAllen, Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank—Texas, and, from April 1988 to July 1994, he served as Vice Chairman of the Board and CEO of River Valley Savings Bank—Illinois, a financial institution with locations in Chicago and Peoria, Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. He holds a B.S. degree in business administration from the University of Nebraska—Lincoln.
Other directorships:	Mr. Bangert also serves as Chairman of the Board of the Company's wholly owned subsidiary, CoBiz Bank (the "Bank"), and as a director of: Colorado Business Leasing, Inc. ("CBL"); CoBiz GMB, Inc. ("GMB"); Financial Designs, Ltd. ("FDL"); CoBiz Insurance, Inc.; Alexander Capital Management Group, LLC ("ACMG"); and Wagner Investment Management, Inc. ("Wagner"), which are direct or indirect subsidiaries of the Company.
Name:	Michael B. Burgamy
Age:	62
Director since:	May 1998
CoBiz board committees:	Audit Committee, Executive Committee
Principal occupation and recent business experience:	From 1999 to April 2001, Mr. Burgamy served as the Chief Financial Officer of Colibri Holding Corporation, a manufacturer of pet products and garden supplies. In April 2001, Mr. Burgamy became a director of Colibri Holding Corporation. From 1991 to 1999, Mr. Burgamy served as the President of Perky-Pet Products Co., a manufacturer of pet products and supplies. From January 1976 to November 1994, he was President of CGS Distributing, Inc., a wholesale distributor of lawn and garden supplies. He holds a B.S. degree in engineering management from the United States Air Force Academy.
Other directorships:	Mr. Burgamy has also served as a director of the Bank since March 1997.

Name:	Morgan Gust
Age:	60
Director since:	January 2006
CoBiz board committees:	Compensation Committee (Chair), Governance and Nominating Committee
Principal occupation and recent business experience:	Mr. Gust is the owner and operator of various entities engaged in agriculture and real estate. Prior to June, 2007, Mr. Gust served as the President of Giant Industries, Inc., a petroleum refining and marketing company listed on the New York Stock Exchange. Mr. Gust joined Giant Industries in August 1990, and over the years served in various senior management positions, including Executive Vice President, Vice President Administration, General Counsel, and Corporate Secretary. Mr. Gust holds a B.S. degree and a J.D. degree from the University of Arizona.
Other directorships:	Mr. Gust serves on the Board of the following funds:
• Flaherty & Crumrine Preferred Income Fund Incorporated (NYSE: PFD)
• Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (NYSE: PFO)
• Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (NYSE: FFC)
• Flaherty & Crumrine/Claymore Total Return Fund Incorporated (NYSE: FLC)
Name:	Thomas M. Longust
Age:	66
Director since:	March 2001
CoBiz board committee:	Governance and Nominating Committee (Chair)
Principal occupation and recent business experience:	Mr. Longust has served as a director of the Company since the Company's acquisition of First Capital Bank of Arizona ("First Capital") in March 2001. From August 1996 until March 2001, Mr. Longust served as a director of First Capital. In 1973, Mr. Longust founded Longust Distributing, Inc., an Arizona based distributor of floor covering products serving the southwest for several major domestic manufacturers as well as a number of foreign ceramic tile manufacturers. He served as Chairman and CEO until the business was sold in 2005. In 2001, Mr. Longust founded Longust Flooring Company, LLC, an Anaheim, California based ceramic tile distributor serving southern California, and he is currently its Managing Partner. Prior to 1973, Mr. Longust held management positions with Chrysler, Monsanto and Olin Industries and was a member of the St. Louis University Business School faculty. Mr. Longust received Bachelor and Masters Degrees in Finance and Economics from St. Louis University and completed all course work toward his PhD while serving on the faculty.

Name:	Jonathan C. Lorenz
Age:	56
Director since:	March 1995
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Lorenz has served as Vice Chairman of the Board of Directors of the Company since March 1995. Mr. Lorenz has also served as CEO of the Company's banking franchise composed of Colorado Business Bank and Arizona Business Bank since 1995. From June 1993 to March 1995, Mr. Lorenz pursued various business investment opportunities, including the formation of First Western Growth Fund, a small business investment company. Mr. Lorenz was employed by Colorado National Bank ("CNB") in various capacities from September 1976 to June 1993. His last position with CNB was Senior Vice President and Manager of Corporate Banking. He holds a B.A. degree in political science and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Lorenz serves as Vice Chairman and CEO of the Bank. In addition, he is a director of CBL and GMB which are direct or indirect subsidiaries of the Company.
Name:	Evan Makovsky
Age:	63
Director since:	January 2003
CoBiz board committee:	None
Principal occupation and recent business experience:	Mr. Makovsky is the co-founder of Shames-Makovsky Realty Company, which specializes in the sale and leasing of commercial, industrial and investment properties. In the mid-1980s, Shames-Makovsky Realty Company formed Shames-Makovsky Mortgage Company, which specializes in "gap" financing. He holds a B.S.B.A. degree in Business and an M.S.B.A. degree in Finance from the University of Denver.
Other directorships:	Mr. Makovsky has also served as a director of the Bank since March 1997.

Name:	Harold F. Mosanko
Age:	68
Director since:	March 2001
CoBiz board committee:	None
Principal occupation and recent business experience:	Mr. Mosanko is currently a partner in MMK Capital Partners, LLC, which specializes in real estate investments. Previously, he served as First Capital's CEO from 1995 until First Capital's merger into the Bank in September 2001. He became a director of the Company upon the completion of the Company's acquisition of First Capital in March 2001. Prior to 1995, he had 25 years of banking experience at Valley National Bank of Arizona ("Valley"). His positions included Executive Vice President in charge of the Commercial Lending Group, Commercial Marketing and Senior Branch Administrator. In 1982, Mr. Mosanko left Valley and became a principal in a financial services firm that was active in mergers and acquisitions and financial securities. Mr. Mosanko subsequently returned to Valley in 1984. His last position with Valley was Executive Vice President and Group Manager for the Commercial Lending Group. He attended the Detroit College of Business.
Other directorships:	Mr. Mosanko has also served as a Vice Chairman of the Bank since February 2002.
Name:	Noel N. Rothman
Age:	78
Director since:	September 1994
CoBiz board committee:	Compensation Committee
Principal occupation and recent business experience:	Mr. Rothman is a private investor and has served as President of Namtor, Inc., a closely held business and financial services company in which he is a principal shareholder, since September 1985. Mr. Rothman attended Wayne State University.
Name:	Timothy J. Travis
Age:	63
Director since:	May 1998
CoBiz board committee:	Compensation Committee
Principal occupation and recent business experience:	Since November 1981, Mr. Travis has been the President and CEO of Eaton Metal Products Company, a fully integrated engineering fabricator, with which he has been employed since 1963. Mr. Travis also serves as a director and chairman of the audit committee and also serves on the finance committee and on the executive committee of University of Colorado Hospital, and is a past Chairman of the Denver Area Council of Boy Scouts of America. In addition, he is also a director of the National Western Stock Show.

Name:	Mary Beth Vitale
Age:	54
Director since:	January 2005
CoBiz board committee:	Audit Committee (Chair)
Principal occupation and recent business experience:	Ms. Vitale co-founded Pellera, a strategic communications and business development firm, in 2001. Previously, she had served as President, CEO and Chairman of the Board of WestwindMedia.com, President and COO of RMI.NET, and President-western states for AT&T. She received her bachelor's degree from Hillsdale College in Hillsdale, Michigan; a master's degree from the University of Colorado; and an advanced management degree from the Wharton School of the University of Pennsylvania. She was also a Commissioner on former Colorado Governor Bill Owens' Commission for Science and Technology. In addition, she is a member of the Board of Directors of the National Association of Corporate Directors local chapter and chairs its Marketing Committee.
Other directorships:	Ms. Vitale previously served on the Board of Intrado, Inc., a publicly-traded technology company, from 1999 to 2004; and on the Board of RMI.Net, a publicly traded national e-business and convergent communications company from 1997 to 2000.
Name:	Mary White
Age:	56
Director since:	January 2005
CoBiz board committee:	Governance and Nominating Committee
Principal occupation and recent business experience:	Ms. White has served as the CEO of Swedish Medical Center, Englewood, Colorado, since 1996; previously, she spent 15 years at Rose Medical Center in Denver where she went from an Administrative Resident to Senior Vice President. Ms. White is active in many community organizations, having served on the Boards of the Colorado Neurological Institute, Colorado Personalized Education for Physicians, Mountain States Employer's Council and Doctors' Care. She is a past President of the Board of the Colorado Health & Hospital Association and is a past chair of the American Hospital Association's Metropolitan Hospital Governing Council. Ms. White received her bachelor's degree from Juniata College in Huntingdon, Pennsylvania., and a master's degree from the University of Pittsburgh. Ms. White also serves on the Juniata College Board of Trustees and on the Board of Directors of the American Heart Association.

2.    Ratification of Independent Registered Public Accounting Firm

        The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008. Deloitte & Touche LLP has no relationship with the Company other than that arising from its engagement as independent registered public accounting firm. See "Relationship with Independent Registered Public Accounting Firm" below. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte &
Touche LLP as the Company's independent registered public accounting firm for the year ending
December 31, 2008.

3.
The proposed amendment to the Company's 2005 Equity Incentive Plan to increase the number of shares authorized under the Plan to 2,750,000 shares and increase the restricted stock award limit under the Plan to 500,000 shares.

        On March 17, 2008, our Board of Directors approved an amendment to the CoBiz Inc. 2005 Equity Incentive Plan, or the "Plan," and approved the submission of such amendment to our shareholders for approval. The amendment, or the "Plan Amendment," subject to shareholder approval, would increase the number of shares of common stock available for awards under the Plan from 1,250,000 to 2,750,000 and of the 2,750,000 shares that could be issued under the Plan, increase the number of shares of restricted stock that could be issued to 500,000 shares from 250,000 shares.

History of the 2005 Plan

        At the May 19, 2005 Annual Meeting, the shareholders approved the CoBiz Inc. 2005 Equity Incentive Plan adopted by the Board of Directors on April 5, 2005.

        Currently, a total of 1,250,000 shares of our common stock are reserved for issuance upon exercise of awards granted under the Plan. As of March 31, 2008, awards to purchase 1,035,720 shares were outstanding, and 207,428 shares remain available for future awards under the Plan, or approximately 16.5% of total shares originally reserved. The remaining shares available for future awards under the Plan are insufficient to meet our long-term incentive needs. The proposed Plan Amendment therefore provides for an additional 1,500,000 shares, for a total of 2,750,000 shares available for awards to be made under the Plan. In addition, the number of shares that can be awarded in restricted stock will increase from 250,000 to 500,000. The use of restricted stock, in conjunction with stock options, provides an equity incentive to an employee that retains value even in a period when the Company's stock price is declining. The Company estimates that these additional shares will be sufficient to make awards under the Plan for the next 3 to 4 years.

        The Company believes that its future success depends heavily on its ability to attract, motivate and retain the highest caliber employees. Equity is a key component of CoBiz's total compensation package and closely aligns key employees' interests with those of the Company's shareholders. Our Board of Directors and the Compensation Committee of our Board of Directors believe that adding 1,500,000 shares to the Plan is in the best interests of the Company and our shareholders because it will permit us to attract and retain key employees by providing them with appropriate equity incentives.

Summary of the Plan

        The following summary of the Plan is qualified in its entirety by the specific language of the Plan and the Plan Amendment, copies of which are attached to this Proxy Statement as Appendix A. The Plan provides for the grant, at the discretion of the Committee (defined below), of stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units.

        General.    The purpose of the Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company's success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance.

These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units.

        Authorized Shares.    If the Plan Amendment is approved by the shareholders, the number of shares authorized for issuance under the Plan will be increased to 2,750,000 from 1,250,000 shares.

        Certain Award Limits.    In addition to the limitation described above with respect to the total number of shares of common stock that will be authorized for issuance under the Plan, the Plan limits the number of shares that may be issued under certain types of awards. If the Plan Amendment is approved by the shareholders, no more than 500,000 shares in the aggregate may be issued pursuant to all restricted stock and restricted stock unit awards granted under the Plan. To enable compensation in connection with certain types of awards to qualify as "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan establishes a limit on the maximum aggregate number of shares or dollar limit for which any such award may be granted to an employee in any fiscal year, as follows:

  •
  Stock options and stock appreciation rights: No more than the lesser of 250,000 shares or 2% of the number of shares of common stock then issued and outstanding.

  •
  Restricted stock and restricted stock unit awards having vesting schedules based upon the attainment of performance goals: No more than the lesser of 125,000 shares or 1% of the number of shares of common stock then issued and outstanding.

  •
  Performance share awards: No more than 12,500 shares for each full fiscal year contained in the performance period of the award.

  •
  Performance unit awards: No more than $250,000 for each full fiscal year contained in the performance period of the award.

        A participant may receive only one performance share or performance unit award with respect to any performance period.

        Share Accounting and Adjustments.    If any award granted under the Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company at the participant's purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan. Shares will not be treated as having been issued under the Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash or such shares are withheld or reacquired by the Company in satisfaction of a tax withholding obligation. The number of shares available under the Plan will be reduced upon the exercise of a stock appreciation right only by the number of shares actually issued. If shares are tendered in payment of the exercise price of an option, the number of shares available under the Plan will be reduced only by the net number of shares issued. Appropriate adjustments will be made to the number of shares authorized under the Plan, to the numerical limits on certain types of awards described above, and to outstanding awards in the event of any change in the common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if the Company makes a distribution to shareholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of the common stock. In such circumstances, the Committee also has the discretion under the Plan to adjust the terms of outstanding awards as it deems appropriate.

        Administration.    The Plan generally will be administered by the Company's Compensation Committee or other committee of the Board of Directors or, in the absence of such committee, by the

Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the Plan must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. All awards granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Plan. The Committee will interpret the Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Plan or any award.

        Prohibition of Option and SAR Repricing.    The Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our shareholders, the Committee may not provide for either the cancellation of outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price.

        Eligibility.    Awards may be granted to employees, directors and consultants of the Company or any present or future subsidiary of the Company. In addition, awards may be granted to prospective service providers in connection with written employment offers, provided that no shares subject to any such award may vest, become exercisable or be issued prior to such person's commencement of service. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any subsidiary of the Company. As of the date of this Proxy Statement, the Committee has determined that all of the Company's 554 employees were eligible to receive awards under the Plan.

        Stock Options.    The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

        The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant's surrender of a portion of the option shares to the Company.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

        Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its discretion.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights. A stock appreciation right is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee's discretion, it may make payment of this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. The payment will be made in a lump sum. The maximum term of any stock appreciation right granted under the Plan is ten years.

        Stock appreciation rights generally are nontransferable by the participant other than by will or by the laws of descent and distribution, and generally are exercisable during the participant's lifetime only by the participant. Other terms of stock appreciation rights generally are similar to the terms of comparable stock options.

        Restricted Stock Awards.    The Committee may grant restricted stock awards under the Plan either in the form of a restricted stock purchase right, which gives a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant whose service with the Company terminates will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

        Restricted Stock Units.    The Committee may grant restricted stock units under the Plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant whose service with the Company terminates will forfeit any restricted stock units which have not vested prior to the participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

        Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

        Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on shareholder equity, return on capital, return on net assets, economic value added, market share and other earnings or performance targets established by the Committee. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

        Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that otherwise would be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company's common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

        Unless otherwise provided by the Committee, if a participant's service terminates due to the participant's death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

        Change in Control.    Unless otherwise defined in a participant's award agreement, the Plan provides that a "Change in Control" occurs upon (a) the acquisition by any person, entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than (1) the Company and its subsidiaries, (2) any employee benefit plan of the Company or its subsidiaries, or (3) any person who is an officer, director or beneficial owner of 5% or more of the outstanding stock on the effective date of the plan), through one transaction or a series of transactions, of more than 50% of the combined voting power of the then outstanding voting securities of the Company; (b) the merger or consolidation of the Company as a result of which the persons who were shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; provided, however, that, for purposes of this clause (b), any shares of stock of or other equity interest in the merged or consolidated entity that are issued to or retained by a person who was a shareholder of the Company immediately prior to the transaction in respect of such person's ownership interest in a party to the transaction other than the Company shall not be deemed to be owned by such person immediately after the transaction (but shall be deemed to be outstanding); (c) the liquidation or dissolution of the Company (other than (1) a dissolution occurring upon a merger or consolidation thereof, (2) a liquidation of the Company into its subsidiary, or (3) a liquidation or dissolution that is incident to a reorganization); and (d) the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities.

        The Committee may provide (either at the time of a Change of Control or at the time that options or stock appreciation rights are granted) for the acceleration of vesting of any or all outstanding options and stock appreciation rights upon a Change of Control, upon such terms and to such extent as it determines.

        If a Change in Control occurs, the Plan authorizes the Committee, in its discretion and without the consent of any participant, to settle each or any outstanding option or stock appreciation right for a payment to the participant with respect to each vested share subject to the award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share under the award. Upon such payment, the related option or stock appreciation right is cancelled. Alternatively, if a Change in Control occurs, the Committee may direct, without the consent of any participant, that the surviving, continuing, successor or purchasing entity or its parent either will assume all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. If any option or stock appreciation right is not to be settled, assumed or substituted for as described above, in connection with a Change of Control, the Committee, in its sole discretion, may give written notice to the participant establishing a date by which such option or stock appreciation right must be exercised (to the extent vested) prior to the consummation of the Change in Control. Any such option or stock appreciation right that is not exercised by the date specified in such notice shall terminate upon the consummation of the Change in Control.

        Finally, the Committee, in its discretion, may provide in the event of a Change in Control for the acceleration of vesting of any restricted stock award, restricted stock unit award, performance share and performance unit award held by a participant whose service with the Company has not terminated prior to the Change in Control to such extent as determined by the Committee.

        Termination or Amendment.    The Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing awards granted under the Plan have lapsed, or (iii) the tenth anniversary of the Plan's effective date. The Committee may terminate or amend the Plan at any time, provided that no amendment may be made without shareholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Plan, change the class of persons eligible to receive incentive stock options or would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule. See "Impact of Section 409A of the Code" below for a discussion of the right of the Board to amend the Plan without shareholder approval to comply with recent legislation.

        Fair Market Value.    For purposes of the Plan, the fair market value of a share of Company common stock for any particular date is the closing price of a share as reported by Nasdaq (or any other exchange on which the stock is then traded) or if the stock is not traded on Nasdaq or another exchange or if the closing price is not reported by Nasdaq, the average of the high bid and low asked prices for the stock, as reported by Nasdaq or any other accepted source selected by the Committee or, if bid and asked prices are not reported by any source acceptable to the Committee, the fair market value will be determined by the Committee in good faith by any reasonable means. On March 26, 2008, the fair market value per share determined on this basis was $13.54, based on the closing price of a share as reported by Nasdaq.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon the exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Appreciation Rights.    A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to the withholding of income and employment taxes. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

        Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service (the "IRS") no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Performance and Restricted Stock Unit Awards.    A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Restricted Stock"), will be taxed as a capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Company's Deduction.    The Plan is designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the CEO or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares and performance units granted under the Plan to qualify as "performance-based" within the meaning of Section 162(m), the shareholders are being asked to approve certain material terms of the Plan. By approving the Plan, the shareholders will be approving, among other things:

  •
  the eligibility requirements for participation in the Plan;

  •
  the performance criteria upon which awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based;

  •
  the maximum numbers of shares for which stock options, stock appreciation rights, awards of restricted stock or restricted stock units based on attainment of performance goals and performance shares may be granted to an employee in any fiscal year; and

  •
  the maximum dollar amount that a participant may receive upon settlement of performance units.

        While the Company believes that compensation in connection with such awards under the Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a Change in Control of the Company, compensation paid in settlement of certain awards may not qualify as "performance-based."

        Impact of Section 409A of the Code.    Congress enacted Section 409A of the Code under the American Jobs Creation Act of 2004. Under Code Section 409A, amounts deferred under a "nonqualified deferred compensation plan" are included in income when deferred, or when the amount is no longer subject to a substantial risk of forfeiture, if later, unless the plan complies with certain requirements imposed under Code Section 409A, including requirements related to the timing of elections and distributions. If a plan fails to comply with the requirements of Code Section 409A, then all deferred amounts are included in the individual's taxable income, and the individual is subject to an additional tax equal to 20% plus interest at the IRS underpayment rate plus 1% from the time the amount first was deferred or no longer was subject to a substantial risk of forfeiture, if later, to the time the amount is included in income. In final regulations issued by the IRS, the IRS has provided exceptions for some equity-based arrangements, although other types of equity-based arrangements are considered nonqualified deferred compensation subject to Code Section 409A. Under those final regulations, exceptions from the application of Code Section 409A include transfers of restricted stock, stock options granted at not less than fair market value (including nonstatutory stock options and incentive stock options), and stock appreciation rights granted at not less than fair market value. Other equity-based awards under the Plan will be subject to the requirements of Code Section 409A. Certain terms of the Plan relating to awards that are subject to Code Section 409A may require revision based on the final regulations issued by the IRS under Code Section 409A and those revisions must be made to the Plan no later than December 31, 2008. Under the Plan, the Board may amend the Plan as needed to comply with Code Section 409A without the need for shareholder approval of those amendments and without the need for consent from any Award holder. These amendments will impose additional limitations upon the operations of the Plan to reflect the IRS final regulations under Code Section 409A. Because those Plan amendments can only restrict and cannot expand the terms of the Plan, shareholder approval of the adoption of those additional limitations will be unnecessary.

Summary

        We believe strongly that the approval of the Plan Amendment, which includes the increase in the number of authorized shares for issuance, including an increase in the number of restricted stock awards permitted, is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for participants and will help us to attract, retain and motivate qualified individuals to serve on behalf of our company.

Vote Required

        Approval of this proposal requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this proposal at the annual meeting. The number of such affirmative votes must be at least a majority of the required quorum for the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
AMENDMENT TO THE COBIZ INC. 2005 EQUITY INCENTIVE PLAN

4.     Shareholder proposal to adopt reasonable policy regarding use of telephones.

        Mr. Gerald R. Armstrong, whose address and telephone number are 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, (303) 355-1199, and who is the beneficial owner of 3,937 shares of the Company's Common Stock, has informed the Company that he intends to present a proposal for consideration at the Annual Meeting. The proposal and supporting statement of Mr. Armstrong are set forth verbatim below. The Board of Directors has not taken a position either supporting or opposing the shareholder proposal. The Company has already implemented many aspects of the proposal and will implement the remaining portions of the proposal that are capable of implementation in due course.

RESOLUTION

        That the shareholders CoBiz Inc. request its Board of Directors to take the steps necessary to adopt a reasonable and business-oriented policy regarding the use of telephones as a method of communication between the holding company, its subsidiaries, and its officers and directors and the shareholders and members of the public by causing listings of telephone numbers for CoBiz, Inc. and its subsidiaries in directories and information services including, but not limited to, the following:

  DEX MEDIA (subsidiary of R. R. Donnelley & Sons, Inc.)
  VERIZON COMMUNICATIONS, INC.
  YAHOO, INC.
  1-800-FREE-411
  1-800-GOOG-411
  1-800-555-TELL
  1-800-411-SAVE
  1-800-843-4636
  1-800-CALL-ATT

and, moreover, officers and directors, shall return calls promptly to gain all possible avenues for business communications and business development.

STATEMENT

        The proponent finds himself aggravated when he is unable to find a telephone listing for CoBiz Inc. in the directories he has available.

        Recently, a possible purchaser of shares and customer complained to him about being unable to find a listing for CoBiz Inc.

        Although he has objected to the absence of such listings in the past, he has always been assured the issue is being taken care of.

        During the past few months, he left messages for Steven Bangert regarding a possible acquisition, Jonathan Lorenz regarding the same and an additional call regarding a possible new customer and new location, and Virginia Berkeley regarding the dissatisfaction of a potential customer with the attitude and absence of courtesy by a staff member.

        Another call to a member of the Board of Directors was returned but with a lot a bragging about knowing Charles Prince, the now-demised CEO of CitiGroup.

BUSINESS IS BUSINESS!

        If you agree that the telephone is still a primary source of information and communication and its effective use could increase profits for CoBiz Inc., please vote "FOR" this proposal.

MEETINGS OF THE BOARD AND COMMITTEES

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Executive, Audit, Governance and Nominating and Compensation. The standing committees regularly report on their activities and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. With the exception of the Executive Committee, each of the standing committees has adopted and operates under a written charter.

        The Company maintains an Internet website located at www.cobizfinancial.com on which, among other things, the Company makes available, free of charge, various reports that it files with or furnishes to the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company has also made available on its website its Corporate Governance Guidelines and its Code of Conduct and Ethics, as well as the charters for its Audit Committee, Governance and Nominating Committee and Compensation Committee. To access these materials, visit the Company's website at www.cobizfinancial.com and select "Investor Relations," then select "Corporate Governance," and then select the name of the document you wish to view. The content on any website referred to in this filing is not incorporated by reference into this filing unless expressly noted otherwise.

        The Board of Directors held five meetings during fiscal year 2007. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

        The following table reflects the membership of each Board committee:

Committee Membership
Name	Executive	Audit	Governance & Nominating	Compensation
Steven Bangert	X
Michael B. Burgamy	X	X
Jerry W. Chapman		X
Morgan Gust			X	Chair
Thomas M. Longust			Chair
Jonathan C. Lorenz	X
Evan Makovsky
Harold F. Mosanko
Noel N. Rothman				X
Timothy J. Travis				X
Mary Beth Vitale		Chair
Mary M. White			X

Executive Committee

        The Executive Committee is authorized to exercise certain of the powers of the Board of Directors, subject to ratification by the full Board of Directors, and meets as needed, usually in situations where it is not feasible to take action by the full Board of Directors. The Executive Committee did not meet in 2007.

Audit Committee

        The Audit Committee operates pursuant to a written charter adopted by the Company's Board of Directors. The Audit Committee has the responsibility to:

  •
  Oversee the accounting and financial reporting processes of the Company and the internal and external audit of the Company's financial statements;

  •
  Oversee the implementation of the system of internal control over financial reporting that management has established;

  •
  Appoint, compensate and oversee the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and resolve any disagreement between management and the auditor regarding financial reporting;

  •
  Provide an avenue for communication between internal audit, the independent registered public accounting firm, financial management and the Board;

  •
  Consider and preapprove any audit and non-audit services proposed to be provided by the independent registered public accounting firm;

  •
  Review and approve related party transactions in accordance with SEC rules; and

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

        The Audit Committee consists of three members, Messrs. Burgamy and Chapman and Ms. Vitale, all of whom are "independent" under the Nasdaq listing standards currently in effect. The Board of Directors has designated Mr. Chapman and Ms. Vitale each as an "audit committee financial expert" within the meaning of the applicable SEC rules. At the end of Mr. Chapman's term in May 2008, the Company intends to appoint Mr. Longust to the Audit Committee. The Board of Directors has determined that the Audit Committee members do not have any relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities. None of the Audit Committee members are current officers or employees of the Company or its affiliates. The Audit Committee held seven regular, and one telephonic meeting in 2007. During the meetings, the Audit Committee met in private session with the Director of Internal Audit, the Compliance Manager and the Loan Review Manager of the Company. In addition, the Audit Committee met in private session with our independent registered public accounting firm and alone in executive session without members of management present. Annually, the Audit Committee will meet privately with the Chief Financial Officer (the "CFO").

Governance and Nominating Committee

        The Governance and Nominating Committee operates pursuant to a written charter adopted by the Company's Board of Directors. The Governance and Nominating Committee has the responsibility to:

  •
  Identify individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders;

  •
  Develop and recommend to the Board qualifications for the selection of individuals to be considered as candidates for election to the Board;

  •
  Recommend to the Board director candidates for each committee for appointment by the Board;

  •
  Lead the Board in its annual review of the Board's performance; and

  •
  Lead the Company in shaping the Company's corporate governance policies and practices and code of conduct and ethics and monitor compliance with those policies and practices.

        When evaluating whether an incumbent director should be nominated for reelection, the Governance and Nominating Committee reviews the director's overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance. When searching for new director candidates, the Governance and Nominating Committee canvasses its network of professional contacts to compile a list of potential candidates and may also engage a professional search firm if it deems appropriate. The Governance and Nominating Committee then meets to discuss and consider each candidate's qualifications and selects by majority vote a nominee to recommend to the full Board. The Governance and Nominating Committee will consider individuals recommended by a shareholder of the Company to serve on the Board. For a description of the procedures for nominating a candidate to the Board and the minimum qualifications for Board membership, please see "Shareholder Recommendations of Director Nominees" below.

        Each member of the Governance and Nominating Committee must meet the independence requirements of the Nasdaq listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board. The Governance and Nominating Committee currently consists of Messrs. Gust and Longust, and Ms. White, each of whom is "independent" under the Nasdaq listing standards currently in effect.

        The Governance and Nominating Committee held four meetings in 2007. During the meetings, the Committee held an executive session without members of management present.

Compensation Committee

        The Compensation Committee operates pursuant to a written charter adopted by the Company's Board of Directors. The Compensation Committee assists the Board in the discharge of its responsibilities relating to compensation of the executives and other key employees of the Company, and in connection with administering the Company's employee benefit plans. The Compensation Committee has responsibility to:

  •
  Review and approve the Company's executive compensation philosophy;

  •
  Review and approve the executive compensation programs, plans and awards;

  •
  Administer the Company's bonus, stock-based and other incentive plans;

  •
  Evaluate the performance of the CEO and other key executives and recommend appropriate compensation levels;

  •
  Review with management the Compensation Discussion & Analysis (or "CD&A") and Compensation Committee Report to be included in the Company's proxy statement and recommend to the Board that the CD&A be included in the proxy statement; and

  •
  Review and approve general employee pension benefit plans of the Company and other benefit plans on an as-needed basis.

        The Compensation Committee is comprised of Messrs. Gust, Rothman and Travis, each of whom is not an employee of the Company, is independent under the Nasdaq listing standards currently in effect and is an "outside director" within the meaning of section 162(m) of the Code.

        The Compensation Committee held four meetings in 2007. During each meeting, the Compensation Committee held an executive session without members of management present.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time during 2007, or at any other time, an officer or employee of the Company or any of its subsidiaries. Furthermore, no executive officer of the Company served on the compensation committee (or other Board committee performing equivalent functions) or as a director of any other entity that had an executive officer who served as a director or on the Compensation Committee of the Company.

        The Bank has invested or committed to invest in several licensed Small Business Investment Companies ("SBICs") in which certain directors (including Messrs. Rothman and Travis, who are members of the Compensation Committee) and executive officers of the Company also own interests. These investments and the interests of the directors and executive officers in the SBICs are described below.

        In July 1997, the Bank committed to purchase up to $500,000 of limited partnership interests in Prairie Capital Mezzanine Fund, L.P. ("Prairie Capital"), an investment fund that makes subordinated debt and preferred stock investments in a wide variety of small businesses throughout the United States. Prairie Capital is licensed as a SBIC. As of December 31, 2007, the Bank's aggregate investment in Prairie Capital was $450,000, and the Bank was subject to additional capital calls of up to $50,000. Mr. Bangert, the Estate of Howard R. Ross, Mr. Ross' widow and Namtor Denver Property LLC ("Namtor"), an entity controlled by Mr. Rothman, have made individual capital commitments to Prairie Capital in amounts of $2,000,000, $2,000,000, $50,000 and $1,500,000, respectively, and own interests in Prairie Capital proportionate to their capital commitments. Mr. Bangert is (and Mr. Ross previously was) a member of the Advisory Board of Prairie Capital. The general partner of Prairie Capital has agreed to make certain payments to the Bank, Mr. Bangert, the Estate of Mr. Ross, Mrs. Ross and Namtor (pro rata, in proportion to their respective investments in Prairie Capital) following the liquidation of Prairie Capital in the event that they do not realize an internal rate of return of at least 25% on their respective investments.

        In addition, the Bank has committed $1,000,000 to a second fund, Prairie Capital Mezzanine Fund II, L.P. ("Prairie Capital II"). As of December 31, 2007, the Bank's aggregate investment in Prairie Capital II was $900,000, and the Bank was subject to additional capital calls of up to $100,000. Messrs. Bangert, Rothman and Burgamy, and the Estate of Howard R. Ross, have capital commitments to Prairie Capital II in amounts of $2,000,000, $285,000, $500,000, and $3,550,000, respectively, and own interests in Prairie Capital II proportionate to their capital commitments. The general partner of Prairie Capital II has not made any guarantees regarding the financial returns of this fund. Mr. Bangert is (and Mr. Ross previously was) a member of the Advisory Board of Prairie Capital II.

        The Bank has also committed $1,000,000 to a third fund, Prairie Capital Mezzanine Fund III, L.P. ("Prairie Capital III"). As of December 31, 2007, the Bank's aggregate investment in Prairie Capital III was $850,000, and the Bank was subject to additional capital calls of up to $150,000 in Prairie Capital III. Messrs. Bangert, Rothman and Burgamy, and the Estate of Howard R. Ross, have capital commitments to Prairie Capital III in amounts of $2,000,000, $1,500,000, $500,000 and $2,000,000, respectively, and own interests in Prairie Capital III proportionate to their capital commitments. The general partner of Prairie Capital III has not made any guarantees regarding the financial returns of this fund. Mr. Bangert is (and Mr. Ross previously was) a member of the Advisory Board of Prairie Capital III.

        The Bank has committed $7,500,000 to GMB Mezzanine Capital, L.P. (the "GMB Mezz Fund"). As of December 31, 2007, the Bank's aggregate investment in the GMB Mezz Fund was $5,700,000, and the Bank was subject to additional capital calls of up to $1,800,000 in the fund. The GMB Mezz Fund's general partner is Lakeside Capital Partners, LLC ("Lakeside Capital"). The Company advanced start-up funding to Lakeside Capital while it was forming and marketing the GMB Mezz Fund. In return, Lakeside Capital granted naming rights of the fund to CoBiz and agreed to allocate a portion of their carried-interest in the GMB Mezz Fund to the Company. The following directors have also made capital commitments to the GMB Mezz Fund, as indicated, and own interests proportionate to their capital commitments: Mr. Bangert—$2,000,000; Mr. Burgamy—$500,000; Mr. Lorenz—$200,000; Mr. Mosanko—$100,000; the Estate of Howard R. Ross—$2,000,000; Mr. Rothman—$2,000,000; and Mr. Travis—$500,000. Mr. Bangert is also a member of the Advisory Board of GMB Mezz Fund.

Lead Independent Director

        Mr. Burgamy currently serves as the lead independent director of the Board of Directors. He was initially elected to such position by the independent members of the Board of Directors at the May 2006 annual organization meeting of the Board of Directors to serve in such position by the independent members of the Board. The lead independent director position will continue to be reviewed annually at the annual organization meeting of the Board of Directors. The lead independent director chairs the executive session portion of each meeting of the Board of Directors, during which management is not present, and serves as the primary liaison between the independent members of the Board of Directors and the Company's CEO.

Director Training

        Ms. Vitale, Chair of the Audit Committee, completed various training sessions in 2007, including the KPMG sponsored event "Tax Governance Institute Webcast: The Role of the Audit Committee in the Management of Enterprise Risk"; the Institutional Shareholder Services ("ISS") accredited director education program "Bank Director's 2007 Bank Audit Committee Conference" and KPMG's "Audit Committee Institute Roundtables" presented in both the Spring and Fall of 2007. Ms. Vitale also attended and participated on a "Bank Audit Committee Conference" panel presented by Corporate Board Member Magazine in June 2007. Mr. Chapman attended the ISS approved Stanford Directors Forum.

Compensation of Directors

        Each director who is not an employee, but serves in the roles described below, receives the following:

  •
  $12,000 annual retainer fee for Board service

  •
  $10,000 annual retainer for Audit Committee chair

  •
  $5,000 annual retainer for Audit Committee members (excluding chair)

  •
  $5,000 annual retainer for Compensation Committee chair

  •
  $5,000 annual retainer for Governance and Nominating Committee chair

  •
  $7,500 annual retainer for Lead Independent Director

  •
  $1,000 for each Board or Committee meeting they attend, with the exception of Audit Committee, whose members receive $1,250 for each meeting they attend

  •
  $250 for any telephonic meeting of one-half hour or more

        In addition, during 2007 each director who was not an officer of the Company received options to purchase 1,000 shares of common stock for $18.65 per share, the closing market price of the stock on the date of grant. Furthermore, any director who is not an employee of the Company who also served on the Bank's Board of Directors received an option to purchase an additional 500 shares of common stock for $18.65 per share, the closing market price of the stock on the date of grant, and was paid an annual retainer fee of $6,000, as well as a fee of $1,000 for each meeting of the Bank's Board they attended. Directors of the Company who are employees do not receive additional compensation for their services as directors or committee members.

        No director received perquisites or personal benefits in 2007 in excess of $10,000.

        The following table shows the compensation of the members of our Board of Directors during fiscal year 2007.

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)	All other Compensation ($)(3)	Total ($)
Michael B. Burgamy	$38,750	$5,140	$13,570	$57,460
Jerry W. Chapman	$31,000	$5,140	$—	$36,140
Morgan Gust	$30,000	$5,140	$—	$35,140
Thomas M. Longust	$26,000	$5,140	$—	$31,140
Evan Makovsky	$16,000	$5,140	$15,570	$36,710
Harold Mosanko	$15,000	$5,140	$15,570	$35,710
Noel N. Rothman	$20,000	$5,140	$—	$25,140
Timothy J. Travis	$21,000	$5,140	$—	$26,140
Mary Beth Vitale	$36,250	$5,140	$—	$41,390
Mary M. White	$20,000	$5,140	$—	$25,140

(1)
Steven Bangert, our CEO and Jonathan C. Lorenz, Vice-Chairman and CEO of the Bank, are not included in this table because they are employees of CoBiz and thus received no additional compensation for their service as directors. The compensation they received as employees of CoBiz is shown in the Summary Compensation Table.

(2)
The amounts in this column are calculated based on Statement of Financial Accounting Standard No. 123(R), Share Based Payment ("SFAS 123R") and equal the financial statement compensation expense as reported in our 2007 consolidated statement of income for the fiscal year. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2007 Annual Report and Form 10-K. The full grant date SFAS 123R value of all director option awards granted in 2007 was $5,140 per grant based on the closing price per share of CoBiz Common Stock of $18.65 on May 16, 2007.

The directors held options as of December 31, 2007, as follows:

Name	Aggregate number of option awards outstanding at F-YE (#)
Michael B. Burgamy	4,500
Jerry W. Chapman	4,185
Morgan Gust	2,000
Thomas M. Longust	18,373
Evan Makovsky	12,117
Harold Mosanko	16,790
Noel N. Rothman	7,665
Timothy J. Travis	17,409
Mary Beth Vitale	3,000
Mary M. White	3,000
(3)
All other compensation represents fees paid for service on the Bank's Board of Directors and includes the full grant date SFAS 123R value of $2,570 for the 500 additional options granted in 2007 based on the closing price per share of CoBiz Common Stock of $18.65 on May 16, 2007. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2007 Annual Report and Form 10-K.

MANAGEMENT

Executive Officers

        Information regarding executive officers of the Company is set forth below. Biographical information for Messrs. Bangert and Lorenz is set forth above under "Election of Directors."

Name:	Richard J. Dalton
Age:	51
Officer since:	January 1997
Principal occupation and recent business experience:	Mr. Dalton has served as the President of the Company since May 2003. From January 1997 to May 2003, Mr. Dalton served as Executive Vice President and CFO of the Company. From August 1992 to January 1998, Mr. Dalton was the Vice President of Western Capital. From August 1992 to June 1996, Mr. Dalton served as the President and CEO of River Valley Bank—Texas. He holds a B.S. degree in business administration from the University of Southern Colorado and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Dalton is also a director of ACMG, a subsidiary of the Company.
Name:	Lyne B. Andrich
Age:	41
Officer since:	May 1997
Principal occupation and recent business experience:	Ms. Andrich has served as Executive Vice President and CFO of the Company since May 2003. Ms. Andrich served as Controller of the Company from May 1997 until May 2003. From November 1995 to May 1997, Ms. Andrich was a regional reporting manager for Key Bank of the Rocky Mountains. From June 1989 to November 1995, Ms. Andrich held several positions with Bank One, Colorado, including Assistant Controller, Financial Reporting Manager and internal auditor. She holds a B.S. degree in accounting from the University of Florida and is a Certified Public Accountant.
Other directorships:	Ms. Andrich is also a director of Wagner, FDL and CoBiz Insurance, Inc., which are direct subsidiaries of the Company.

Name:	Robert B. Ostertag
Age:	47
Officer since:	January 1996
Principal occupation and recent business experience:	Mr. Ostertag has served as Executive Vice President and Chief Credit Officer of the Bank since May 2003. From June 2001 to May 2003, he held the position of Senior Vice President and Senior Credit Officer. Prior to June 2001, Mr. Ostertag was the Senior Vice President and Commercial Lending Manager of the downtown bank. Before joining the Company, Mr. Ostertag worked for Bank One, Denver for twelve years as Vice President and Commercial Relationship Manager, and last served as Vice President and Business Banking Group Manager for the northern half of the Denver-Metro area. Mr. Ostertag graduated with a double major in Finance and General Business from Colorado State University, Fort Collins, Colorado in 1983.
Other directorships:	None

EXECUTIVE COMPENSATION

        This section describes the Company's compensation philosophy, policies and programs and the compensation paid during 2007 to the Company's principal executive officer (i.e., our CEO) and principal financial officer (i.e., our CFO) and the three other executive officers of the Company having the highest total compensation. We refer to these five individuals throughout the proxy statement as the "Named Executive Officers".

Compensation Discussion and Analysis

Compensation Philosophy

        The general compensation philosophy of the Company is to provide executive compensation that allows the Company to recruit, retain and motivate a highly qualified management team that formulates and implements the Company's business strategies that ultimately lead to enhancing long-term shareholder value. To achieve this objective, the Company's compensation plan includes a combination of base salary and annual incentive compensation to reward short-term performance, and supplemental executive retirement benefits and the grant of stock options or restricted stock (both of which vest based on a years-of-service requirement) to encourage retention and long-term performance.

Independent Consultant and Peer Group Analysis

        Annually, the Compensation Committee reviews the total compensation structure for the CEO and other Named Executive Officers. The Compensation Committee has the authority to retain outside consultants or advisors to assist in their analysis of competitive market data for comparable executive positions. In the past, the Compensation Committee has used the services of Denver Management Advisors LLC ("DMA") for independent advice on executive compensation matters. The Compensation Committee again engaged the services of DMA in January 2008 to review the Company's overall equity incentive programs, as well as the compensation levels for the top executive positions. In its report, presented partly in writing and partly orally, DMA discussed compensation data for the top executive positions of thirty-four, publicly traded, regional banks with assets between two-to three billion. In addition, in its competitive market analysis, the Compensation Committee considered general compensation levels paid by banking and financial services organizations with assets of $1 billion to $5 billion, as reported by SNL Securities, as well as more detailed information on: Centennial Bank Holdings, Inc., United Western Bancorp, Inc., First State Bancorporation, Western Alliance Bancorporation and Cascade Bancorp. The Compensation Committee considered the differences, as well as similarities in business models of these specific peers in its evaluation of the appropriateness and adequacy of the Company's compensation structure for its top executive officers.

Components of our Compensation Program:

        Base Salary.    The Company believes that competitive base salaries are necessary to attract and retain high performing executive officers. The CEO conducts annual performance reviews for all Named Executive Officers, excluding himself. The performance reviews take into account individual performance, experience, unique contributions to the Company and the Company's need for certain types of expertise. The Compensation Committee considers its members' and the CEO's evaluation of both company and individual performance, the CEO's salary recommendations and competitive market data in determining appropriate base salary.

        With respect to the base salary of the Company's CEO, all of the members of the Compensation Committee discuss the CEO's and the Company's performance at one or more Compensation Committee meetings and then advise the CEO of the results of this review. This performance review of the CEO is generally based on both objective and subjective criteria, with a subjective analysis of all matters considered relevant by the Compensation Committee being the determining factor in ultimately fixing the CEO's compensation. Objectively, the Compensation Committee looks at the performance of the Company with particular emphasis on performance compared to budget for earnings. The Compensation Committee also considers, among other things, loan and deposit growth, efficiency ratio, and earnings from the fee based businesses (i.e., all of our businesses other than the Bank). Of these criteria, only one, earnings compared to budget, has a specific performance criteria set forth in the Annual Incentive Compensation Plan (described below). The Compensation Committee considers this criterion as a "stretch goal". The specific criteria under the plan relates only to bonus and is not binding on the Compensation Committee in reaching its determination on either the base salary or the bonus to be awarded to the CEO. In its subjective analysis the Compensation Committee considers the accomplishment of strategic objectives such as growth and loan performance, reputation of the Company and the CEO, integrity and honesty, interaction of the CEO with employees and the Board, development of management, the availability of funds and all other matters which any member of the Compensation Committee wants to consider or discuss regarding their perception of the performance of the CEO.

        Based on this analysis, the base salary for the CEO was increased to $500,000, an increase of 10% from 2006. The CFO's salary was increased to $250,000 based on market comparability of similar positions, as well as the expanded responsibilities and demands of the position within the Company. The salary increases for the other Named Executive Officers, other than the CEO and CFO in 2007 were in-line with average cost-of-living increases in the region. The base salary earned in 2007 by each of the Named Executive Officers is set forth in the "Summary Compensation Table" below. The Compensation Committee believes that the base salaries paid to the Named Executive Officers for the 2007 fiscal year were consistent with such officers' levels of responsibility and individual performance as well as the Company's performance.

        Annual Incentive Compensation Plan.    The Company's philosophy is that incentive pay should generally constitute a meaningful component of total direct compensation. Annual cash bonus is intended to reward short-term performance and to be competitive with comparable executive positions in other companies.

        For the Named Executive Officers, a target allocation of potential cash incentive bonus is set at 60% of base salary based on meeting or exceeding budgeted diluted earnings per share growth. However, as discussed above, this target or stretch goal is not determinative of the bonus paid and is only one component of the totality of the circumstances which the Compensation Committee considers. In addition, the Compensation Committee subjectively considers such things as shareholder returns, asset quality, level of executive responsibility, other compensation received by the executive, individual operating units' income contributions, non-interest income growth, control of non-interest expenses, growth objectives for total loans, total deposits and total assets, honesty, integrity, teamwork and the amount available by the Company for the payment of bonuses. Discretion is utilized by the Compensation Committee to adjust bonus amounts upward or downward as it deems appropriate in the circumstances. The Compensation may also elect to grant bonuses based on the accomplishment of a particular goal or objective that requires additional commitments of time and effort by an executive officer such as, in 2007, the successful completion of a secondary common equity offering. The Compensation Committee may also elect to award part of such incentive compensation in the form of stock options rather than cash. The CEO recommends the bonus amounts to be paid to each executive officer other than himself, but the Compensation Committee retains the discretion to modify or reject his recommendations. Based on these considerations, as well as the 2007 financial results and other matters set forth below under the heading "2007 Results", the Compensation Committee made the bonus awards set forth in the "Summary Compensation Table" below.

        Equity Incentives.    The long-term component of compensation has historically been provided in the form of stock options that vest ratably over three- to four-years. The Company's stock incentive plans are an important component of the Company's total compensation program for executive officers and other employees. The plans are intended as a retention tool and also to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders, as the optionees accumulate meaningful stakes in the Company. Although the Compensation Committee considers the recommendations of the CEO, the Compensation Committee makes all decisions concerning the granting of stock options to executive officers. Except for the Annual Retention Equity Program set forth below, these decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. The Compensation Committee believes that the stock option program is a valuable tool in recruiting, retaining and motivating employees, including executive officers. The Compensation Committee is considering the use of restricted stock awards in the future to achieve similar goals.

Equity Award Programs and Grant Timing

        The Board of Directors has approved an Annual Retention Equity Program for the grant of options to officers at the vice president level and above, including the Named Executive Officers. Awards are approved and granted as of the date of the Compensation Committee meeting held in May of each year. The Compensation Committee has determined that option awards issued pursuant to the Annual Retention Equity Program will have the following terms:

  •
  Awards will be non-qualified stock options

  •
  Awards will be issued at 110% of the market value at the date of issuance; i.e., 10% "out-of-the-money"

  •
  The term of option awards will be 7 years

  •
  The vesting period of the awards will be 3 years

        In addition, the Compensation Committee has delegated to executive management the authority to grant certain recruitment options within pre-defined parameters. The grant date and option price for recruitment options is the closing market price as of the employee's date of hire. Furthermore, recruitment options which may be in the form of incentive stock options, have a term of 7 years, and a graduated vesting schedule of 3 years.

        All other options are approved by the Compensation Committee prior to issuance. The grant date, option price and other material terms are determined by the Compensation Committee.

Retirement and Other Benefits

        Supplemental Executive Retirement Plan ("SERP").    In 2004, the Compensation Committee, with the assistance of the Company's independent compensation consultant, determined that SERP benefits are customary and appropriate for the Named Executive Officer positions and are necessary to retain top talent in the Company. In addition to being market competitive, another objective of these benefits is to restore and supplement the level of retirement benefits provided in the Company's defined contribution 401(k) plan due to limitations in the Code. The present value of accumulated benefits under the SERP for each of the Named Executive Officers is set forth in the section titled "Pension Benefits" Below.

        Split-Dollar Endorsed Life Insurance.    Associated with the SERP benefit is a death benefit for each Named Executive Officer's designated beneficiaries. Beneficiaries designated by an executive are entitled to a split dollar share of the death proceeds from life insurance policies on each executive, which vary depending on the executive's employment status with the Company at the time of death, and eligibility to receive SERP payments.

        Defined Contribution Plan.    The Company maintains a 401(k) retirement savings plan available to all eligible employees, including the Named Executive Officers. Under the plan, the Company typically matches a portion of employee contributions. For 2007, employee contributions were matched up to a maximum of 6% of compensation subject in the case of the named executives to certain limitations in the Code. At December 31, 2007, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally five years from commencement of employment, on the basis of the officers' past service with the Company.

        Employment Agreements.    An additional component of the executive relationship with the Company intended to attract and retain key executive officers is an employment agreement. In addition to being market competitive, a comprehensive employment agreement supports a long-term commitment to each other between the Company and the executive, as well as a long-term perspective in the executive's leadership of the Company. It also provides the Company with valuable non-solicitation restrictions on the executive should his or her employment terminate. For the CEO, as well as other Named Executive Officers, a change in control benefit supports retention of key executives during potential merger and acquisition discussions and permits such discussions to take place with limited distraction arising from personal concerns.

        Employee Stock Purchase Plan ("ESPP").    The ESPP is a form of equity-based compensation that is available to all employees of the Company, with the exception of the CEO. Under the ESPP, employees may elect, prior to the beginning of each calendar quarter, to purchase shares of the Company's common stock through payroll deduction at a price equal to 90% of the market price of the stock at the end of the calendar quarter. The ESPP provides an attractive vehicle for employees to acquire the Company's stock, which further aligns their financial interests with those of other shareholders.

        Perquisites and Other Benefits.    Perquisites and other benefits represent a small part of our overall compensation package, and are offered only after consideration of business need. The Company believes that perquisites are generally a part of executive officers' market-competitive total compensation packages. We annually review the perquisites and other personal benefits that we provide to executive management. The primary perquisites are the use of a Company auto, club memberships, parking, reimbursement for certain spousal travel and cash payments to cover the tax liability to the executives for the imputed value of such benefits. We sponsor membership in health or social clubs for certain executive officers. The Company also reimburses executives for expenses for spouse travel to business events that the Company invited the executive's spouse to attend. Finally, certain tax, accounting, and other regulations often subject our executives to taxation on the receipt of certain benefits irrespective of the value such benefit conferred to the executive. In these situations, we typically provide a tax-gross up payment to the executive to reimburse the executive for approximate amounts of additional tax liability the executive will need to pay as a result of receiving such benefits.

2007 Results

        The Company's 2007 operating results fell short of the 15% internal earnings growth goal established in late 2006. At the time the 2007 budget targets were set, the Company did not anticipate the increasingly challenging operating environment faced by the banking industry as the year progressed. Diluted earnings per share for the full year of 2007 were $0.96, compared to $0.98 in the year-earlier period. Net income was $23.02 million in 2007 versus $22.83 million for the prior-year period. Return on average equity was 12.15% for 2007 versus 15.45% in the prior year's period. Return on average assets was 1.04% for 2007 versus 1.11% in the prior year's period. However, the Commercial Banking segment contributed $0.08 more in 2007 versus 2006 while the fee-based companies' contribution decreased by $0.07, in aggregate, mainly due to weaker than expected revenue from the Insurance Segment. Diluted earnings per share were also negatively affected by an increase in the average number of shares outstanding during 2007 as a result of the secondary stock offering completed during the first quarter of the year, offset by the share buyback program executed in the latter half of the year.

        Overall, the Compensation Committee deemed the Commercial Banking division's 2007 results to be relatively good considering the increasingly challenging financial environment generally for banks, with strong loan growth, good core funding growth, exceptional asset quality and a well-managed net interest margin. In addition, the Bank was highly successful in the recruitment of business development officers in 2007.

  •
  Loans ended the year at $1.85 billion, an increase of $301.9 million or 19.5% over year-end 2006. Term Real Estate Loans saw the greatest annual growth, with $175.3 million, or 25.1%, followed by Commercial & Industrial Loans which increased $94.6 million, or 19.6%. Construction Loans were up moderately with $16.6 million of net growth, or 5.7%.

  •
  Deposit and customer repo balances ended the year at $1.91 billion, an increase of $207.1 million or 12.2% from year-end 2006. As of December 31, 2007, $439.1 million, or 25.2%, of our deposits were noninterest-bearing deposits.

  •
  Nonperforming assets were $3.5 million at December 31, 2007, or 15 basis points (0.15%) of total assets at December 31, 2007—much lower than peer averages. Nonperforming loans of $3.4 million were 18 basis points (0.18%) of total loans as of December 31, 2007. In 2007, the Company charged-off, net of recoveries, $1.8 million in loans, or 11basis points (0.11%) of average loans.

  •
  The net interest margin expanded by 8 basis points (0.08%) in 2007 from 2006.

        In addition to meeting the Company's financial goals, the Compensation Committee also considers management's relative success in achieving other non-financial, strategic objectives. In determining the annual incentive compensation payout for 2007, the Compensation Committee measured management's progress with:

  •
  Identification of a third geographic market and expansion plans;

  •
  Creation and integration of Real Estate Capital Markets group;

  •
  Continued recruitment of business development officers;

  •
  Identification of additional key management positions, creation of a plan for a new management organization and articulation of an executive succession plan;

  •
  Implementation of the Company's enterprise-wide branding initiative;

  •
  Introduction of a Eurodollar Sweep deposit product as part of the Company's Treasury Management services;

  •
  Formulation of profitability plans for fee-based companies;

  •
  Completion of key acquisitions for the Investment Advisory & Trust and Insurance segments;

  •
  Execution of secondary common equity offering in January 2007, and subsequent share repurchase program in the latter half of the year; and

  •
  Management's response to mitigate the impact of the industry-wide decrease in stock valuation experienced in 2007.

        After weighing all the factors noted above, the Compensation Committee determined that the appropriate payout for the 2007 annual cash bonus award was 25% of each Named Executive Officer's respective base salary, or approximately 42% of the targeted allocation, with the exception of

Mr. Lorenz and Mr. Ostertag. In light of the strong performance of the Bank in 2007, Mr. Lorenz—as CEO of the Bank—was awarded an annual cash bonus award for 2007 equal to 40% of base salary or approximately 67% of the targeted allocation. Mr. Ostertag—as Chief Credit Officer of the Bank—was also awarded an annual bonus for 2007 approximately equal to 40% of base salary, of which a portion was awarded in the form of stock options (see "Grants of Plan-Based Awards" section below). In addition, in early 2007 the Compensation Committee granted a special cash bonus award in varying amounts, each as set forth in the Summary Compensation Table, to certain of the Named Executive Officers in connection with the Company's successful secondary common equity offering.

        Outside of the Annual Retention Equity Program set forth above under "Equity Award Programs and Grant Timing", the Compensation Committee has discussed, but has not yet made additional equity awards for the Named Executive Officers. Consistent with the industry, the Company has seen a sharp decline in the Company's stock price over the last year. As a result, a significant portion of our officers, including the Named Executive Officers, have options with grant prices significantly higher than the current market value of our stock. As such, the Company is concerned that currently outstanding options may not be serving as an effective retention tool. The Compensation Committee believes that it is important for executive compensation, including long-term equity incentives, to be aligned with shareholder returns. The Compensation Committee has deferred making any decisions on equity awards until a more complete analysis, utilizing the services of DMA, is finalized.

        As of the date of this report, 2007 compensation for the Named Executive Officers was allocated as follows:

	Short-term performance awards:		Long-term performance awards:
Name	Base salary(1)	Annual incentive(1)	Equity- based(2)	SERP(3)	Total
Steven Bangert	37%	9%	2%	52%	100%
Jonathan C. Lorenz	32%	12%	3%	53%	100%
Richard J. Dalton	35%	9%	3%	53%	100%
Lyne B. Andrich	44%	11%	5%	40%	100%
Robert B. Ostertag	37%	10%	10%	43%	100%

(1)
Base salary and annual incentive percentages are based on the amounts disclosed in the "Summary Compensation Table" for Named Executive Officers.

(2)
The long-term equity-based percentages are calculated utilizing amounts disclosed in the "Grants of Plan-Based Awards" table under the "Grant date fair value of option awards" column.

(3)
SERP benefits are based on the amounts disclosed in the "Summary Compensation Table" under the "Change in pension value" column.

2008 Goals

        Due to the rapid and volatile nature of the financial markets in late 2007 and thus far in 2008, the Compensation Committee has chosen to not fix any specific, detailed objective goals or criteria for the payment of bonuses for 2008, preferring to instead continue its flexible, discretionary approach to fixing executive compensation based on the totality of the circumstances and the Named Executive Officers success in rapidly and effectively responding to challenges and opportunities in a way that furthers the soundness and success of the Company and the achievement of shareholder value. The Compensation Committee intends to meet periodically with executive management during the year to discuss executive management's progress and success.

Tax Considerations

        It has been and continues to be the Company's intent that incentive payments generally be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. Section 162(m) of the Code restricts the deductibility by the Company of executive compensation paid to the Company's Named Executive Officers at the end of the fiscal year to not more than $1,000,000 in annual compensation. Certain performance-based compensation is exempt from this limitation if it complies with various conditions described in Section 162(m). Although all of the compensation paid during 2007 was deductible, some components of the Company's compensation programs may result in payments from time to time that are subject to the restriction on deductibility. The Compensation Committee believes that it may be appropriate from time to time to exceed limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders consistent with the Company's executive compensation philosophy and objectives. In view of all of the circumstances, the Compensation Committee has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee, however, reserves the authority to continue to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation intended by the Company to satisfy requirements for deductibility under Section 162(m) will in fact do so.

Stock Ownership Guidelines

        Along with the emphasis on stock options, the Compensation Committee established stock ownership guidelines for executive officers in 2004. Under these guidelines, each executive officer of the Company is required to own shares of common stock having a market value of at least $25,000. Shares issuable upon exercise of in-the-money stock options do not count toward this requirement. All of the executive officers named in the Summary Compensation Table in this proxy statement currently hold sufficient amounts of our common stock to meet or exceed the stock ownership requirements.

Recoupment of Annual Incentives

        The Company has no formal policy on recapturing salary or incentive awards (equity or cash) granted to an executive in the event that the Company were to have to restate its financial statements (whether arising from conduct or actions of the executive, or otherwise). However, the discretion retained by the Compensation Committee to make adjustments in all types of compensation would permit it to decrease an executive's compensation under such circumstances if such compensation had not already been paid or become final. There is currently no procedure to recover ("claw back") an element of compensation that has been paid and become final. In the event that the financial results of the Company are restated as a result of fraud or misconduct, the Company would require, in compliance with Sarbanes-Oxley Act of 2002, as amended, our CEO and our CFO to reimburse the Company for certain incentive- or equity-based compensation and any profits from the sale of securities of the Company received during the 12-month period following the date of the financial statements that were subject to restatement were issued. To date, the Company has never been required to restate its financial statements.

Role of Executive Officers in Determining Executive Compensation

        The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits. The Compensation Committee has the authority to determine, reviews the performance and approves all compensation and awards, to the CEO and other

Named Executive Officers. The CEO assists in such reviews as described above. The CEO determines the compensation of other senior officers based in part on market data provided by the compensation consultant, and the Compensation Committee generally reviews the general elements of such compensation. Executive officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board:

  Morgan Gust, Chair
  Noel N. Rothman
  Timothy J. Travis

Summary Compensation Table

        The following table provides compensation information for the year ended December 31, 2007 for the Named Executive Officers. The "Executive Compensation—Compensation Discussion and Analysis" section of this proxy statement includes information regarding the material terms of plans and agreements pursuant to which certain items set forth below are paid.

Name and principal position	Year	Salary ($)		Bonus ($)(1)		Option awards ($)(2)		Non-equity incentive plan compensation ($)(3)		Change in pension value ($)(4)		All other compensation ($)(5)		Total ($)
Steven Bangert Chairman and CEO	2007 2006	$ $	500,000 453,600	$ $	50,000 —	$ $	56,350 14,875	$ $	125,000 70,000	$ $	272,278 234,747	$ $	42,072 48,549	$ $	1,045,700 821,771
Jonathan C. Lorenz Vice Chairman	2007 2006	$ $	328,000 315,000	$ $	25,000 —	$ $	37,988 21,952	$ $	131,200 60,000	$ $	183,836 151,890	$ $	36,202 35,208	$ $	742,226 583,690
Richard J. Dalton President	2007 2006	$ $	264,000 253,500	$ $	10,000 —	$ $	35,980 17,341	$ $	66,000 60,000	$ $	135,774 130,458	$ $	35,673 33,494	$ $	547,427 494,793
Lyne B. Andrich Executive Vice President and CFO	2007 2006	$ $	250,000 200,000	$ $	50,000 —	$ $	35,980 15,997	$ $	62,500 60,000	$ $	107,220 83,720	$ $	24,147 20,596	$ $	529,847 380,313
Robert B. Ostertag Executive Vice President and Chief Credit Officer	2007 2006	$ $	194,000 182,000	$ $	— —	$ $	24,185 20,354	$ $	50,000 90,000	$ $	83,685 89,264	$ $	21,031 25,146	$ $	372,901 406,764

(1)
The amounts in this column represent cash bonuses awarded by the Compensation Committee for the successful completion of the public offering of 975,000 shares of the Company's common stock on January 24, 2007.

(2)
The amounts in this column are calculated based on SFAS 123R and equal the financial statement compensation cost for stock option awards as reported in our consolidated statement of income for the fiscal year. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2007 Annual Report and Form 10-K.

(3)
The amounts in this column relate to awards earned and accrued under the 2007 Annual Incentive Compensation Plan, which were paid in February 2008. That plan and these awards are discussed in the Compensation Discussion and Analysis section of this proxy statement.

(4)
The amounts shown reflect the aggregate change in the actuarial present value of the Named Executive Officer's accumulated benefits under the Company's SERP. The benefits to be provided under the plan are described under the heading "Pension Benefits—Supplemental Executive Retirement Plan".

(5)
The following table shows the components of "All other compensation" reported in the Summary Compensation Table above. The cost of each item noted is the actual incremental cost of providing such perquisite or benefit, with the exception of the company provided auto. The cost of the Company provided auto was calculated based on the Annual Lease Value Tables published by the IRS multiplied by the estimated personal use of the vehicle.

Name	401(k) plan matching contribution	Life insurance premiums	Personal use of company auto	Executive physical	Health and social club dues	Parking	Spouse travel	Tax gross-ups	Total all other compensation
Steven Bangert	$13,500	$12,561	$2,685	$2,360	$550	$3,000	$7,009	$407	$42,072
Jonathan C. Lorenz	$13,500	$17,098	$2,382	$—	$400	$2,220	$234	$368	$36,202
Richard J. Dalton	$13,500	$8,177	$4,892	$—	$3,915	$2,220	$1,156	$1,813	$35,673
Lyne B. Andrich	$13,500	$3,688	$4,614	$—	$—	$2,220	$—	$125	$24,147
Robert B. Ostertag	$11,640	$4,428	$2,538	$—	$—	$2,250	$—	$175	$21,031

Grants of Plan-Based Awards

        The following table shows all plan-based awards granted to Named Executive Officers during fiscal year 2007. Certain terms of the Company's Stock Plan pursuant to which the grants identified in the table were made are described in the "Executive Compensation—Compensation Discussion and Analysis—Equity-Incentives" section of this proxy statement.

						Estimated future payouts under equity incentive plan awards			All other option awards: Number of securities underlying options (#)
			Estimated possible payouts under non-equity incentive plan awards(1)
										Exercise or base price of option awards ($/Sh)		Grant date fair value of option awards ($)
Name						Threshold (#)	Target (#)
	Grant date		Threshold ($)	Target ($)	Maximum ($)			Maximum (#)
Steven Bangert	2007 5/16/2007 2/13/2007	(2) (3)	$60,000	$300,000	$540,000	— — —	— — —	— — —	— 7,000 20,000	$ $	— 20.52 21.07	$ $	— 32,431 104,694
Jonathan C. Lorenz	2007 5/16/2007 2/13/2007	(2) (3)	$39,360	$196,800	$354,240	— — —	— — —	— — —	— 6,000 10,000	$ $	— 20.52 21.07	$ $	— 27,798 52,347
Richard J. Dalton	2007 5/16/2007 2/13/2007	(2) (3)	$31,680	$158,400	$285,120	— — —	— — —	— — —	— 5,667 10,000	$ $	— 20.52 21.07	$ $	— 26,255 52,347
Lyne B. Andrich	2007 5/16/2007 2/13/2007	(2) (3)	$30,000	$150,000	$270,000	— — —	— — —	— — —	— 5,667 10,000	$ $	— 20.52 21.07	$ $	— 26,255 52,347
Robert B. Ostertag	2007 5/16/2007 1/28/2008	(2) (4)	$23,280	$116,400	$209,520	— — —	— — 9,000	— — —	— 5,667 —	$ $	— 20.52 13.73	$ $	— 26,255 27,391

(1)
CoBiz provides performance-based annual cash incentive awards to our executive officers under our Annual Incentive Compensation Plan. For 2007, accrual for the Annual Incentive Compensation Plan was based on an assessment of the Company's actual financial performance relative to the Compensation Committee's pre-established performance goals. Actual awards for 2007 performance are set forth in the "non-equity incentive plan compensation" column in the "Summary Compensation Table" above.

(2)
Annual Retention Equity Program stock options granted May 16, 2007 have an exercise price equal to 110% of the May 16, 2007 closing price and vest ratably over three years. These options have a term of 7 years. See discussion under "Executive Compensation—Compensation Discussion and Analysis—Equity Award Programs and Grant Timing". The values shown reflect the aggregate SFAS 123R expense associated with these options based upon application of the Black-Scholes pricing model, to be recognized over the three year vesting period. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2007 Annual Report and Form 10-K.

(3)
In lieu of a full cash payout under the 2006 Annual Incentive Compensation Plan, the Compensation Committee elected to award part of the Named Executive Officer's 2006 annual incentive compensation in the form of stock options. The values shown for the options granted February 13, 2007 reflect the aggregate SFAS 123R expense associated with these options based upon application of the Black-Scholes pricing model, to be recognized over the three year vesting period. The options had an exercise price equal to the closing price on February 13, 2007 and vest ratably over three years. These options have a term of 7 years. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2007 Annual Report and Form 10-K.

(4)
In lieu of a full cash payout under the 2007 Annual Incentive Compensation Plan, the Compensation Committee elected to award part of Mr. Ostertag's 2007 annual incentive compensation in the form of stock options. The values shown for the options granted January 28, 2008 reflect the aggregate SFAS 123R expense associated with these options based upon application of the Black-Scholes pricing model, to be recognized over the vesting period. The options had an exercise price equal to the closing price on January 28, 2008, vest in full on January 28, 2009 and have a term of 7 years. The assumptions used to arrive at the Black-Scholes value are generally consistent with those disclosed in Note 14 to our consolidated financial statements included in our 2007 Annual Report and Form 10-K. Also, see discussion under "Executive Compensation—Compensation Discussion and Analysis—2007 Results".

Outstanding Equity Awards at Fiscal Year-End

        The following table shows all outstanding equity awards held by Named Executive Officers as of December 31, 2007.

Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)		Option expiration date
Steven Bangert	— — 2,334 2,667 2,000	7,000 20,000 4,666 1,333 1,000	$ $ $ $ $	20.52 21.07 21.65 19.25 19.81	5/16/2014 2/13/2014 5/17/2013 10/14/2012 5/19/2012
Jonathan C. Lorenz	— — 2,000 2,000 2,000 3,615 36,840 12,152 17,848 9,000 15,223 2,277 5,175	6,000 10,000 4,000 1,000 1,000 — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $	20.52 21.07 21.65 18.94 19.25 9.70 10.53 12.00 12.00 8.00 7.11 7.11 8.00	5/16/2014 2/13/2014 5/17/2013 11/7/2012 10/14/2012 1/16/2013 6/19/2012 6/19/2012 6/19/2012 1/3/2011 1/13/2009 1/13/2009 1/13/2009

Richard J. Dalton	— — 1,889 1,778 2,000 4,212 18,628 12,152 7,761 2,588 9,000 4,500 2,362 11,250 6,750	5,667 10,000 3,778 889 1,000 — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $ $ $	20.52 21.07 21.65 19.25 19.81 10.53 10.53 12.00 12.00 12.00 8.00 7.11 7.11 7.11 8.00	5/16/2014 2/13/2014 5/17/2013 10/14/2012 5/19/2012 6/19/2012 6/19/2012 6/19/2012 6/19/2012 6/19/2012 1/3/2011 1/10/2010 1/10/2010 1/13/2009 1/13/2009
Lyne B. Andrich	— — 1,889 1,778 2,000 6,505 3,495 75 15,000 5,625 4,500 4,500 9,000	5,667 10,000 3,778 889 1,000 — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $	20.52 21.07 21.65 19.25 19.81 17.31 17.31 9.90 12.00 8.00 5.78 7.11 7.11	5/16/2014 2/13/2014 5/17/2013 10/14/2012 5/19/2012 5/6/2015 5/6/2015 1/7/2013 6/19/2012 1/3/2011 5/5/2010 1/10/2010 1/13/2009
Robert B. Ostertag	— 1,889 2,000 1,778 2,250 2,948 18,000 75 4,500 9,000	5,667 3,778 1,000 888 750 — — — — —	$ $ $ $ $ $ $ $ $ $	20.52 21.65 18.94 19.25 13.93 10.53 12.00 9.00 8.00 7.11	5/16/2014 5/17/2013 11/7/2012 10/14/2012 1/8/2014 6/19/2012 6/19/2012 1/2/2012 1/3/2011 1/20/2009

(1)
Shares vest ratably over three years, with the exception of Mr. Ostertag's grant of options that expires on 1/8/2014, which vests ratably over four years.

Option Exercises and Stock Vested

        The following table shows all stock awards exercised and the value realized upon exercise, by Named Executive Officers during the year ended December 31, 2007.

	Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Steven Bangert	113,314	$877,756
Jonathan C. Lorenz	5,000	$41,950
Richard J. Dalton	—	$—
Lyne B. Andrich	1,572	$25,718
Robert B. Ostertag	1,605	$20,817

    (1)
    The value realized on exercise is computed using the difference between the closing market price upon the date of exercise and the option exercise price.

Stock Option Plans

        The Company has adopted several incentive stock option plans to reward and provide long-term incentives for directors and key employees of the Company. No option issued under any of these plans may have a term longer than ten years from the date of grant. The significant terms of each plan are set forth below.

  •
  The 1995 Incentive Stock Option Plan (the "1995 Plan")

    The 1995 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1995 Plan must be at least 100% of the fair market value of the common stock on the date of grant. Options granted under the 1995 Plan vest in equal installments on each of the first four anniversaries of the date of grant. No additional shares under the 1995 Plan are available to be granted.

  •
  The 1997 Incentive Stock Option Plan (the "1997 Plan")

    The 1997 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1997 Plan must be at least 100% of the fair market value of the common stock on the date of grant. Options granted under the 1997 Plan vest in equal installments on the first four anniversaries of the date of grant. There are no additional shares available for issuance under the 1997 Plan.

  •
  The 1998 Stock Incentive Plan (the "1998 Plan")

    The 1998 Plan permits the granting of Incentive Stock Options and non-qualified stock options to officers and other key employees. The exercise price of options granted under the 1998 Plan must be at least 100% of the fair market value of the common stock on the date of grant. The Compensation Committee has the authority to establish the terms of vesting, payment and termination of options granted under the 1998 Plan. As of December 31, 2007, there were 633 shares remaining for issuance under the 1998 Plan.

  •
  First Capital Stock Incentive Plan (the "First Capital Plan")

    CoBiz assumed the First Capital Plan as part of its acquisition of First Capital Bank of Arizona. The First Capital Plan provides for the granting of Incentive Stock Options and non-qualified stock options to employees and directors. Options granted under the First Capital Plan vest 25% per year for the first two years and 50% in the third year. No additional options will be granted under the First Capital Plan.

  •
  The 2002 Equity Incentive Plan (the "2002 Plan")

    The 2002 Plan provides for the issuance of Incentive Stock Options and non-qualified stock options to officers and other key employees, as well as consultants and directors. The exercise price of Incentive Stock Options granted under the 2002 Plan must be at least 100% of the fair market value of the common stock on the date of grant, and the exercise price of non-qualified stock options must be at least 85% of the fair market value of the common stock on the date of grant. The Compensation Committee has the authority to establish the exercise price and the terms of vesting, payment and termination of options granted under the 2002 Plan. As of December 31, 2007, there were 62,373 shares remaining for issuance under the 2002 Plan.

  •
  The 2005 Equity Incentive Plan (the "2005 Plan")

    Under the 2005 Plan, the Compensation Committee has the authority to determine the identity of the key employees, consultants, and directors who shall be granted options; the option price, which shall not be less than 85% of the fair market value of the common stock on the date of grant; and the manner and times at which the options shall be exercisable. As of December 31, 2007, there were 249,644 shares available for grant under the 2005 Plan. If the Plan Amendment is approved by the shareholders, there would have been 1,749,644 shares available for grant under the 2005 Plan as of December 31, 2007.

        The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all equity compensation plans not previously approved by the shareholders as of December 31, 2007. Options and exercise prices have been adjusted to reflect stock dividends.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	2,201,722	$14.85	312,650
Equity compensation plans not approved by security holders	—	—	—

Total	2,201,722	$14.85	312,650

Pension Benefits

        Supplemental Executive Retirement Plan.    In 2004, CoBiz implemented a SERP for the Named Executive Officers to provide retirement benefits to be market competitive, and to restore and supplement benefits available under the 401(k) plan. The SERP is unsecured and unfunded and there are no plan assets. CoBiz has purchased single premium Bank Owned Life Insurance policies ("BOLI policies") on the lives of the Named Executive Officers and intends to use income from the BOLI policies to offset SERP benefit expenses. Under the terms of the SERP, participants will be entitled to an annual supplemental retirement benefit of up to one-half of their final average annual compensation (the five highest paid years during the first ten years of participation in the SERP), prorated based on their years of participation in the SERP for a period of up to ten years. SERP benefits vest at the rate of 20 percent per year of service and generally are payable at the later of (a) the participant's normal retirement date or (b) after the participant's tenth year of participation in the SERP. The benefit is payable either monthly over 10 years or in a lump sum equal to the actuarially adjusted present value of the right to receive those monthly payments. Vesting, and payment under the plan, is accelerated upon the disability of the participant or a change in control of the Company. If a participant terminates employment prior to normal retirement age, payment of any earned and vested benefit under the plan will be deferred until participant reaches normal retirement age. If a participant dies while employed by the Company, the retirement benefit is forfeited. The retirement benefits are funded from accruals to a benefit account during the participant's employment. The amount of the accrual is determined annually. The 2007 accrual is reflected in the Summary Compensation Table.

        The following table shows each Named Executive Officers' number of years of service, present value of accumulated benefit and payments during the year ended December 31, 2007 under the SERP. During 2007, none of the Named Executive Officers received payments under the plan.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payment during last fiscal year ($)
Steven Bangert	Supplemental Executive Retirement Plan	4	$717,388	$—
Jonathan C. Lorenz	Supplemental Executive Retirement Plan	4	$547,749	$—
Richard J. Dalton	Supplemental Executive Retirement Plan	4	$398,441	$—
Lyne B. Andrich	Supplemental Executive Retirement Plan	4	$227,487	$—
Robert B. Ostertag	Supplemental Executive Retirement Plan	4	$227,346	$—

Potential Payments Upon Termination or Change in Control

Employment Agreements

        The Company has entered into employment agreements with each of the Named Executive Officers. Each such agreement is terminable at will by the Company or the employee and provides for annual salary and eligibility for a bonus and stock option grants. The agreements also provide certain fringe benefits including an automobile allowance or the use of a Company automobile, as well as an allowance for membership dues at a country, health or social club. Each such agreement provides that, during the term of the agreement and for one year thereafter, the employee is prohibited from soliciting any employees or customers of the Company or the Bank.

        In the event that the Company terminates the employment agreement for reasons other than "for cause" or constructively discharges the employee (for example, by materially decreasing his or her responsibilities or his or her compensation) or the employee's employment is terminated because of disability or death, the Company will pay the following severance benefits:

  (i)
  Twelve consecutive monthly payments each equal to one-twelfth (1/12th) of Employee's annual basic compensation in effect immediately prior to Employee's termination;

  (ii)
  Twelve consecutive monthly payments each equal to one-twelfth (1/12th) of the higher of (A) Employee's discretionary bonus for the previous calendar year, or (B) the average of Employee's discretionary bonus for the previous three calendar years, in each case prorated to the date of Employee's termination;

  (iii)
  For the twelve (12) month period following the date of termination of Employee's employment, Company will maintain in full force and effect for the continued benefit of Employee each employee benefit plan in which Employee was a participant immediately prior to the date of Employee's termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer at no additional cost to Employee. If the terms of any employee benefit plan of Company do not permit continued participation by Employee, then Company will arrange to provide to Employee (at Company's cost) a benefit substantially similar to and no less favorable than the benefit Employee was entitled to receive under such plan at the end of the period of coverage. (This provision specifically is not applicable to Employee's automobile and club dues, which benefits end upon Employee's date of termination of employment.)

  (iv)
  For the twelve (12) month period following the date of termination of Employee's employment, Company will treat Employee for all purposes as an Employee under all of Company's retirement plans in which Employee was a participant on the date of termination of Employee's employment or under which Employee would become eligible during such twelve (12) month period (hereinafter referred to collectively as the "Retirement Plan"). Benefits due to Employee under the Retirement Plan shall be computed as if Employee had continued to be an Employee of Company for the twelve (12) month period following termination of employment. If under the terms of the Retirement Plan such continued coverage is not permitted, Company will pay to Employee or Employee's estate a supplemental benefit in an amount which, when added to the benefits that Employee is entitled to receive under the Retirement Plan, shall equal the amount that Employee would have received under the Retirement Plan had Employee remained an employee of Company during such twelve (12) month period.

  (v)
  If any excise tax imposed under Code Section 4999 or any successor provision, as amended after the date hereof, is due and owing by Employee as a result of any amount paid or payable under such Employee's employment agreement, the Company shall indemnify and hold Employee harmless against all such excise taxes and any interest, penalties or costs with respect thereto.

        Notwithstanding the foregoing, in the event that Employee terminates his or her employment within 24 months after a change in control, Employee shall be entitled to receive a multiple of the amounts specified in clauses (i) and (ii) above and the amount specified in clause (ii) above shall be for an entire year and not prorated to the date of termination.

        Severance arrangements were entered into by the Company to help assure the retention of the CEO and other Named Executive Officers and to allow the Company to continue to benefit from their experience, skills, knowledge and background. These arrangements also reinforce and encourage continued attention and dedication to duties without the distraction arising from the possibility of a change in control of the Company and provide our business with a smooth transition in the event of a change in control of the Company. In addition, these arrangements provide the Officers with a severance amount to help financially ease their transition from the Company.

Stock Award Acceleration

        The Compensation Committee, in its sole discretion, in the event of a change in control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such change in control of any or all outstanding options upon such conditions and to such extent as the Compensation Committee shall determine. Any such acceleration shall be conditioned upon the consummation of the change in control.

        The table below represents the lump sum maximum amount each Named Executive Officer would have been eligible to receive upon a change in control or if their employment was terminated under one of the various scenarios described below as of December 31, 2007.

Benefits and payments upon termination	Resignation / termination for cause	Involuntary termination not for cause	Termination / change in control	Disability	Death
Steven Bangert
Severance(1)	$—	$692,000	$2,069,080	$692,000	$692,000
SERP(2)	$364,559	$599,185	$951,971	$951,971	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$4,945,000
Acceleration of option vesting(4)	$—	$—	$—	$—	$—
Medical and welfare benefits(5)	$—	$36,407	$36,407	$36,407	$23,774
Jonathan C. Lorenz
Severance(1)	$—	$461,333	$1,379,387	$461,333	$461,333
SERP(2)	$289,435	$475,717	$649,362	$649,362	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$3,328,000
Acceleration of option vesting(4)	$—	$—	$—	$—	$—
Medical and welfare benefits(5)	$—	$31,543	$31,543	$31,543	$14,346
Richard J. Dalton
Severance(1)	$—	$373,583	$743,431	$373,583	$373,583
SERP(2)	$212,401	$349,097	$527,273	$527,273	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$2,745,000
Acceleration of option vesting(4)	$—	$—	$—	$—	$—
Medical and welfare benefits(5)	$—	$31,954	$31,954	$31,954	$23,702
Lyne B. Andrich
Severance(1)	$—	$360,000	$720,000	$360,000	$360,000
SERP(2)	$100,995	$165,995	$415,847	$415,847	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$2,112,500
Acceleration of option vesting(4)	$—	$—	$—	$—	$—
Medical and welfare benefits(5)	$—	$25,750	$25,750	$25,750	$22,014
Robert B. Ostertag
Severance(1)	$—	$284,000	$568,000	$284,000	$284,000
SERP(2)	$115,230	$189,391	$368,398	$368,398	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$1,942,500
Acceleration of option vesting(4)	$—	$—	$705	$—	$—
Medical and welfare benefits(5)	$—	$25,903	$25,903	$25,903	$21,415

(1)
Represents severance payments in accordance with individual employment agreements as detailed in "—Employment Agreements" above.

(2)
Represents the present value of payments in accordance with SERP agreements as detailed under "—Pension Benefits" above.

(3)
Represents payments in accordance with Split-Dollar Endorsed Life Insurance agreements as detailed under "Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits" above.

(4)
Assumes the Compensation Committee accelerates vesting upon a change in control. Value represents what would be realized upon the exercise of options that would vest on a change in control, based on the difference between the option exercise price and the closing market value of the common stock on December 31, 2007 of $14.87.

(5)
Represents the cost of maintaining medical, dental and life insurance coverage, as well as the 401(k) plan benefits valued at the incremental cost to the Company of providing such benefits.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees and Services

        The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	Fiscal year ended December 31, 2007	Fiscal year ended December 31, 2006
Audit fees(1)	$613,000	$420,000
Audit-related fees	—	—
Tax fees(2)	6,800	—
All other fees(3)	—	6,500

	$619,800	$426,500

    (1)
    Audit Fees.    Audit fees for services performed in 2007 and 2006 consisted of:

    a.
    Audit of the Company's annual financial statements;

    b.
    Reviews of the Company's quarterly financial statements;

    c.
    Statutory and regulatory audits, consents and other services related to SEC matters;

    d.
    Attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404; and

    e.
    $149,400 related to the Company's filing of Form S-3 in connection with its secondary stock offering completed in January 2007.

    (2)
    Tax Fees.    Tax fees for services billed and paid in 2007 and 2006 consisted of:

    a.
    There were no tax compliance services in 2007 or 2006. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of:

    i.
    Federal and state income tax return assistance;

    ii.
    Preparation and calculation of estimated tax payments; and

    iii.
    Assistance with inquiries from taxing authorities.

    b.
    Tax planning or advice services in 2007 or 2006 totaled $6,800 and $0, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

    (3)
    All Other Fees.    All other fees paid in 2006 consisted of fees related to review of the Company's S-8 filing.

Pre-Approval of Services

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company's independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the independence of the independent registered public accounting firm. The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives guidance to management regarding the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy also provides that specific pre-approval of services to be provided by the independent registered public accounting firm will be required if such services have not been generally pre-approved by the Audit Committee or if such services exceed specific de minimis limits.

        The policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members of the Audit Committee to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent registered public accounting firm to management of the Company.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

  (1)
  The service is not an audit, review or other attest service;

  (2)
  The aggregate amount of all such services provided under this provision does not exceed five percent of the total fees paid to the independent registered public accounting firm in a given fiscal year;

  (3)
  Such services were not recognized at the time of the engagement to be non-audit services;

  (4)
  Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

  (5)
  The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

        During 2007, there were no fees approved under the de minimis provision. All fees were pre-approved in 2007.

AUDIT COMMITTEE REPORT

        In accordance with its written charter, a copy of which is available on the Company's website (www.cobizfinancial.com), the Audit Committee assists the Board of Directors in its oversight role over the Company's financial accounting and reporting process, the Company's system of internal control over financial reporting established by management and the external audit process.

        Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for the audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes and procedures. The Audit Committee reviews and reports to the Board of Directors regarding the performance of the internal audit function and independent registered public accounting firm, the integrity of the financial statements, management's efforts to maintain a system of internal control over financial reporting, and compliance with legal and regulatory requirements.

        The Audit Committee has reviewed and discussed the audited financial statements included in the Company's 2007 Annual Report and Form 10-K with management. The Audit Committee separately met with representatives of our internal audit department and independent registered public accounting firm, with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company's internal controls. The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

        The Audit Committee has received from our independent registered public accounting firm, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, a written disclosure, indicating all relationships, if any, between the independent registered public accounting firm and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and a letter from the independent registered public accounting firm confirming that, in its professional judgment, it is independent of the Company. The Audit Committee discussed with the independent registered public accounting firm any relationship that may have an impact on its objectivity and independence and satisfied itself as to the auditor's independence.

        Based upon the review, discussion, disclosures and materials described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2007 Annual Report on Form 10-K.

        This report is submitted by the Audit Committee.

Mary Beth Vitale, Chair
Jerry W. Chapman
Michael B. Burgamy

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of March 3, 2008, certain information regarding beneficial ownership of the Company's common stock by (i) each director of the Company, (ii) each Named Executive Officer and (iii) all of the Company's directors and Named Executive Officers as a group. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such owners.

Stock Ownership of Directors and Management

Name and address of owner(1)	(A) Number of outstanding shares beneficially owned	(B) Right to Acquire(2)	(A) + (B) Total	Percent of class(3)
Lyne B. Andrich	20,219	57,701	77,920	*
Steven Bangert(4)	1,405,455	13,668	1,419,123	6.16%
Michael B. Burgamy(5)	290,556	4,500	295,056	1.28%
Jerry W. Chapman	3,120	4,185	7,305	*
Richard J. Dalton	191,816	88,204	280,020	1.21%
Morgan Gust	1,050	2,000	3,050	*
Thomas M. Longust(6)	57,542	18,373	75,915	*
Jonathan C. Lorenz(7)	338,208	111,464	449,672	1.94%
Evan Makovsky(8)	69,845	12,117	81,962	*
Harold F. Mosanko(9)	176,939	6,082	183,021	*
Robert B. Ostertag	46,581	43,190	89,771	*
Noel N. Rothman(10)	1,523,097	7,665	1,530,762	6.65%
Timothy J. Travis	79,368	17,409	96,777	*
Mary Beth Vitale	3,750	3,000	6,750	*
Mary M. White	500	3,000	3,500	*
All directors and executive officers as a group—16 persons	4,210,572	407,476	4,618,048	19.71%

*
Less than 1% of shares outstanding.

(1)
The address of each of the above-named shareholders is c/o CoBiz Financial Inc., 821 Seventeenth Street, Denver, Colorado 80202.

(2)
Represents stock options which are currently exercisable or will become exercisable within 60 days after March 3, 2008.

(3)
Percentage ownership has been calculated based on 23,022,662 shares of common stock that were issued and outstanding as of March 3, 2008, plus, in the case of each individual and group, any shares that the person or the group has the right to acquire within 60 days of March 3, 2008 (but excluding any shares that any other person or group has the right to acquire).

(4)
Includes 1,096,104 shares owned directly by Mr. Bangert; 240,385 shares held by a family partnership, of which Mr. Bangert is the general partner and 68,966 shares held by Mr. Bangert's wife.

(5)
Includes 35,750 shares held by Mr. Burgamy's wife.

(6)
Includes shares held in various trusts under which Mr. Longust is a trustee.

(7)
Includes 1,125 shares held by Mr. Lorenz's children.

(8)
Includes 2,513 shares held by Mr. Makovsky's wife and 35,561 shares held by the Shames-Makovsky Profit Sharing Plan, in which Mr. Makovsky is a participant and trustee.

(9)
Includes 58,281 shares held jointly with members of Mr. Mosanko's immediate family and in a family trust.

(10)
Includes 1,265,844 shares owned directly by Mr. Rothman; 44,112 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner; 75,820 shares held in various family trusts for which Mr. Rothman is a trustee; 48,550 shares held by Namtor Growth Fund Partnership, an entity of which Mr. Rothman is a general partner; 325 shares held in an individual retirement account for the benefit of Mr. Rothman; 1,325 shares held by Mr. Rothman's wife; 6,271 shares held in a trust for which Mr. Rothman's wife is a co-trustee; and 80,850 shares held in trust by Mr. Rothman's wife.

Stock Ownership of Certain Beneficial Owners

        The following sets forth certain information concerning the only persons known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of CoBiz common stock as of March 3, 2008.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Common stock	Steven Bangert c/o CoBiz Financial Inc. 821 Seventeenth Street Denver, Colorado 80202	1,419,123	(1)	6.16%
Common stock	Noel N. Rothman c/o CoBiz Financial Inc. 821 Seventeenth Street Denver, Colorado 80202	1,530,762	(2)	6.65%
Common stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,349,437	(3)	5.86%

(1)
Includes 1,096,104 shares owned directly by Mr. Bangert; 240,385 shares held by a family partnership, of which Mr. Bangert is the general partner; 68,966 shares held by Mr. Bangert's wife; and 13,668 shares that are subject to options which are exercisable by Mr. Bangert within 60 days of March 3, 2008. Does not include 1,140,894 shares that are held by the estate of Howard R. Ross, the estate of a former CoBiz Financial Inc. director for which Mr. Bangert serves as a co-executor. Mr. Bangert does not have the power to individually vote or dispose of such shares owned by the estate of Howard R. Ross.

(2)
Includes 1,265,844 shares owned directly by Mr. Rothman; 44,112 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner; 75,820 shares held in various family trusts for which Mr. Rothman is a trustee; 48,550 shares held by Namtor Growth Fund Partnership, an entity of which Mr. Rothman is a general partner; 325 shares held in an individual retirement account for the benefit of Mr. Rothman; 1,325 shares held by Mr. Rothman's wife; 6,271 shares held in a trust for which Mr. Rothman's wife is a co-trustee; 80,850 shares held in trust by Mr. Rothman's wife: and 7,665 shares that are subject to options which are exercisable by Mr. Rothman within 60 days of March 3, 2008.

(3)
These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,210,000 shares, representing 5.2% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Our executive officers, key employees, directors and principal shareholders, members of their immediate families and businesses in which they hold controlling interests are our customers, and it is anticipated that such parties will continue to be our customers in the future. All outstanding loans and extensions of credit by us to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and, in our opinion, do not involve more than the normal risk of collectibility or contain other features unfavorable to us. At December 31, 2007, the aggregate balance of our loans and advances under existing lines of credit to these parties was approximately $8,574,000, or 0.5% of our total loans and leases.

        We lease our downtown Denver banking facility and executive and administrative offices from Kesef, LLC ("Kesef"), an entity in which Mr. Makovsky owns 20%. Messrs. Bangert, Lorenz, Ross and Rothman (through Namtor) each previously owned a 16% interest in Kesef, but sold their interests in 2002. Kesef purchased the building in January 1998. The initial term of this lease is ten years, with an option to renew for an additional ten-year term at the current market rates. In addition, Shames-Makovsky Realty Company, an entity of which Mr. Makovsky is the majority owner and managing general partner, acts as the property management firm for our facility located in Surprise, Arizona, and receives compensation directly from the owning entity for its services. Shames-Makovsky Realty Company has also been engaged by the owners of our Northeast Denver location to act as their property manager. Rent payments for these related party leases for the year ended December 31, 2007 were $1,907,000.

        In the first quarter of 2008, the Company amended its downtown Denver office lease with Kesef, increasing the space rented by 10,608 square feet for a total of 67,279 square feet. In conjunction with this lease amendment, the lease was extended to May 31, 2016, with renewal options at the Company's discretion of five or ten years. In addition, the Company has a right, but not an obligation, to assume additional space in the building as it becomes available. The Company engaged the services of an independent, third-party valuation consultant to support the market rent negotiated in the lease. At March 31, 2008, the Company had future lease obligations to Kesef of $13.9 million through 2016, inclusive of the rent amendment.

        For information on certain other relationships and transactions between the Company and certain officers, directors and principal shareholders, see "Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation" above.

        The Company has various written procedures in place to identify potential related party transactions, which are reported and reviewed with the Company's Disclosure and Audit Committees. Some ordinary course transactions or relationships are not reviewed by the Disclosure or Audit Committees, including ordinary course customer relationships such as the banking and lending relationships described above. The Company has other written policies and procedures in place to ensure compliance with applicable bank regulatory requirements regarding those banking and lending relationships. Furthermore, the Company's Code of Conduct and Ethics addresses potential conflicts of interest, and requires that conflicts be disclosed to the Company's Compliance Manager, requesting a waiver and cooperating in the establishment of appropriate procedures to neutralize the conflict.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the outstanding common stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms furnished to the Company, each of the Company's directors, officers and beneficial owners of more than 10% of the outstanding common stock have filed all forms required by Section 16 of the Exchange Act in fiscal 2007, except as follows:

  •
  Mr. Mosanko was late in filing one Form 4 to report three transactions to purchase stock on the same day.

2007 ANNUAL REPORT TO SHAREHOLDERS

        Included with this Proxy Statement is the Company's 2007 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

        Any shareholder of the Company who desires to make his or her thoughts known to an individual director of the Company, the Board or a committee of the Board may do so by mail to: Board of Directors, c/o CoBiz Financial Inc., Corporate Secretary, 821 Seventeenth Street, Denver, Colorado 80202. The Secretary will forward all shareholder communications, other than communications that are not properly directed or are frivolous, to the individual director of the Company, the Board or a committee of the Board, as requested in the communication. This policy is intended to apply only to communications from shareholders in their capacities as such. Communications to the Company from one of its officers, employees or agents will only be forwarded to a director, the Board or a committee of the Board if the communication is made solely in the person's capacity as a shareholder. The policy does not apply to shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which will be handled in accordance with applicable SEC rules.

SHAREHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES

        The Governance and Nominating Committee will consider individuals recommended by the shareholders of the Company to serve on the Board. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o CoBiz Financial Inc., Corporate Secretary, 821 Seventeenth Street, Denver, Colorado 80202. Submissions must include:

  •
  the name and address of the shareholder recommending such individual;

  •
  the number of shares of common stock beneficially owned by such shareholder;

  •
  any material interest or relationship that such recommending shareholder may have with the recommended individual;

  •
  biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer's business);

  •
  all previous and current Board directorships, or similar positions, held by the recommended individual; and

  •
  any other information that the shareholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.

        Submissions must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board and to serve if elected by the shareholders of the Company.

        The Governance and Nominating Committee believes that candidates for director should have the following minimum qualifications:

  •
  each candidate should be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct and Ethics;

  •
  each candidate should have a reputation, both personal and professional, consistent with the image and reputation of the Company;

  •
  each candidate should be highly accomplished in his or her respective field, with superior credentials and recognition.

  •
  each candidate should have relevant expertise and experience;

  •
  each candidate should have the ability to exercise sound business judgment; and

  •
  each candidate should be able to read and understand basic financial statements.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR
2009 ANNUAL MEETING

        Shareholder proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting of Shareholders in the year 2009 must be received by the Secretary of the Company not later than December 11, 2008.

        If the Company does not receive notice of a matter or proposal to be considered for the 2009 Annual Meeting of Shareholders (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement for such annual meeting) on or before February 24, 2009, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

OTHER MATTERS

        The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

        Whether or not you plan to attend the Annual Meeting, please vote via telephone, via Internet, or by marking, signing, dating and promptly returning the enclosed proxy in the enclosed return envelope.

HOUSEHOLDING

        CoBiz delivers only one Annual Report and Proxy Statement to multiple shareholders who share an address and are shareholders of record with CoBiz (i.e., they do not hold their shares in street name), unless CoBiz received contrary instructions from one or more of the shareholders.

        If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of this year's Annual Report or Proxy Statement, or wishes to receive separate copies of these documents in the future, he or she should contact the Company's Corporate Secretary, by telephoning (303) 312-3412, or by writing to CoBiz at 821 Seventeenth Street, Denver, Colorado 80202. The shareholder will be delivered, without charge, a separate copy of this year's Annual Report or Proxy Statement promptly upon request.

        If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact the Company's transfer agent, Computershare Investor Services LLC ("Computershare"), by writing to Computershare at 350 Indiana Street, Suite 800, Golden, CO 80401.

UPON WRITTEN REQUEST OF A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THIS SHAREHOLDERS MEETING WHO DID NOT RECEIVE A COPY OF THE ENCLOSED ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, ACCOMPANIED BY A LIST BRIEFLY DESCRIBING ALL THE EXHIBITS THERETO AND NOT CONTAINED THEREIN. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT UPON THE ADDITIONAL REQUEST OF SUCH PERSON AND THE PAYMENT OF A FEE OF $0.25 PER PAGE. ADDRESS ANY SUCH REQUESTS TO MARY PERROTT SMITH, CORPORATE SECRETARY, COBIZ FINANCIAL INC., 821 SEVENTEENTH STREET, DENVER, CO 80202. THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

APPENDIX A

COBIZ INC.

2005 EQUITY INCENTIVE PLAN

A-i

A-ii

CoBiz Inc.
2005 Equity Incentive Plan

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

        1.1    Establishment.    The CoBiz Inc. 2005 Equity Incentive Plan (the "Plan") is hereby established effective as of May 19, 2005, the date of its approval by the shareholders of the Company (the "Effective Date").

        1.2    Purpose.    The purpose of the Plan is to advance the interests of CoBiz Inc. and its shareholders by providing an incentive to attract, retain and reward persons performing services for CoBiz Inc. and its subsidiaries and by motivating those persons to contribute to the growth and profitability of CoBiz Inc. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Performance Shares, Performance Units, and Restricted Stock Units.

        1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.    DEFINITIONS AND CONSTRUCTION.

        2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

  (a)
  "Award" means any Option, SAR, Restricted Stock Purchase Right, Restricted Stock Bonus, Performance Share, Performance Unit, or Restricted Stock Unit granted under the Plan.

  (b)
  "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," a "SAR Agreement," a "Restricted Stock Purchase Agreement," a "Restricted Stock Bonus Agreement," a "Performance Share Agreement," a "Performance Unit Agreement," or a "Restricted Stock Unit Agreement."

  (c)
  "Board" means the Board of Directors of the Company.

  (d)
  "Change in Control" means, unless otherwise defined by the Participant's Award Agreement, the occurrence of any of the following:

  (i)
  the acquisition by any person, entity or group (as defined in Section 13(d) of the Exchange Act) (other than (1) the Company and its Subsidiaries, (2) any employee benefit plan of the Company or its Subsidiaries, or (3) any person who is an officer, director or beneficial owner of 5% or more of the outstanding Stock on the Effective Date), through one transaction or a series of transactions, of more than 50% of the combined voting power of the then outstanding voting securities of the Company;

  (ii)
  the merger or consolidation of the Company as a result of which the persons who were shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; provided, however, that, for purposes of this clause (ii), any shares of stock of or other equity interest in the merged or consolidated entity that are issued to or retained by a person who was a shareholder of the Company immediately prior to the transaction in respect of such person's ownership interest in a party to the transaction other than the Company shall not be deemed to be owned by such person immediately after the transaction (but shall be deemed to be outstanding);

    (iii)
    the liquidation or dissolution of the Company (other than (1) a dissolution occurring upon a merger or consolidation thereof, (2) a liquidation of the Company into its Subsidiary, or (3) a liquidation or dissolution that is incident to a reorganization); and

    (iv)
    the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities.

  (e)
  "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

  (f)
  "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

  (g)
  "Company" means CoBiz Inc., a Colorado corporation, or any successor corporation thereto.

  (h)
  "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to the Company or a Subsidiary, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

  (i)
  "Director" means a member of the Board.

  (j)
  "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

  (k)
  "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

  (l)
  "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of the Company or a Subsidiary and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

  (m)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (n)
  "Fair Market Value" means the closing price of the Stock on the principal exchange on which the Stock is traded or, if the Stock is not traded on an exchange, as reported by Nasdaq or, if the closing price of the Stock is not reported by Nasdaq, the average of the high bid and low asked prices for the Stock, as reported by Nasdaq or any other accepted source selected by the Committee or, if bid and asked prices are not reported by any source acceptable to the Committee, the fair market value of the Stock as determined by the Committee in good faith by any reasonable means.

  (o)
  "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

  (p)
  "Insider" means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

  (q)
  "ISO-Qualifying Corporation" means the Company or a Subsidiary that is a "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.

  (r)
  "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

  (s)
  "Officer" means any person designated by the Board as an officer of the Company.

  (t)
  "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

  (u)
  "Participant" means any eligible person who has been granted one or more Awards.

  (v)
  "Performance Award" means an Award of Performance Shares or Performance Units.

  (w)
  "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

  (x)
  "Performance Goal" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

  (y)
  "Performance Period" means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

  (z)
  "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

  (aa)
  "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

  (bb)
  "Restricted Stock Award" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

  (cc)
  "Restricted Stock Bonus" means Stock granted to a Participant pursuant to Section 8 of the Plan.

  (dd)
  "Restricted Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

  (ee)
  "Restricted Stock Unit" or "Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 or Section 10 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 9 or Section 10, as applicable, and the Participant's Award Agreement.

  (ff)
  "Restriction Period" means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

  (gg)
  "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

  (hh)
  "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

  (ii)
  "Section 162(m)" means Section 162(m) of the Code.

  (jj)
  "Securities Act" means the Securities Act of 1933, as amended.

  (kk)
  "Service" means a Participant's employment or service with the Company or a Subsidiary, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the entity for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant's right to return to Service with the Company or a Subsidiary is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

  (ll)
  "Stock" means the common stock of the Company.

  (mm)
  "Subsidiary" means any entity in which the Company owns, directly or indirectly, more than 50% of the total voting power.

  (nn)
  "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of all ISO-Qualifying Corporations within the meaning of Section 422(b)(6) of the Code.

  (oo)
  "Vesting Conditions" mean those conditions established in accordance with Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

        2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

        3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

        3.2    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        3.3    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        3.4    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

  (a)
  to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

  (b)
  to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

  (c)
  to determine the Fair Market Value of shares of Stock or the fair market value of any other property;

  (d)
  to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

  (e)
  to determine whether an Award of SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

  (f)
  to approve one or more forms of Award Agreement;

  (g)
  to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

  (h)
  to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service; and

  (i)
  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

        3.5    Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

        3.6    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company or any Subsidiary, members of the Board or the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    SHARES SUBJECT TO PLAN.

        4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,250,000 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. As a result of that aggregate limitation, the maximum aggregate number of shares of Stock that may be issued as Incentive Stock Options under this Plan shall be 1,250,000. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 14.2. Upon payment in shares of Stock pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

        4.2    Adjustments for Changes in Capital Structure.    Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the

Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    ELIGIBILITY AND AWARD LIMITATIONS.

        5.1    Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Company or a Subsidiary; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

        5.2    Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

        5.3    Incentive Stock Option Limitations.

  (a)
  Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of an ISO-Qualifying Corporation. Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

  (b)
  Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company and any ISO-Qualifying Corporation, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory

    Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

        5.4    Award Limits.

  (a)
  Aggregate Limit on Restricted Stock Awards.    Subject to adjustment as provided in Section 4.2, in no event shall more than 250,000 shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Bonus Awards, Restricted Stock Purchase Right Awards and Restricted Stock Unit Awards.

  (b)
  Section 162(m) Award Limits.    The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a "publicly held corporation" within the meaning of Section 162(m).

  (i)
  Options and SARs.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or SARs which in the aggregate are for more than the lesser of (1) 250,000, or (2) two percent (2%) of the number of shares of Stock issued and outstanding as reported in the most recent periodic report filed with the Securities and Exchange Commission.

  (ii)
  Restricted Stock and Restricted Stock Unit Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than the lesser of (1) 125,000, or (2) one percent (1%) of the number of shares of Stock issued and outstanding as reported in the most recent periodic report filed with the Securities and Exchange Commission.

  (iii)
  Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than 12,500 shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than $250,000 for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.    TERMS AND CONDITIONS OF OPTIONS.

        Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

        6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of 10 years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate 10 years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

        6.3    Payment of Exercise Price.

  (a)
  Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

  (b)
  Limitations on Forms of Consideration.

  (i)
  Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than 6 months or were not acquired, directly or indirectly, from the Company.

  (ii)
  Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

        6.4    Effect of Termination of Service.

  (a)
  Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

    (i)
    Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of 12 months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

    (ii)
    Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of 12 months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three months after the Participant's termination of Service.

    (iii)
    Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

  (b)
  Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 13 below, the Option shall remain exercisable until three months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

  (c)
  Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the 190th day after the Participant's termination of Service, or (iii) the Option Expiration Date.

        6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

        Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        7.1    Types of SARs Authorized.    SARs may not be granted in tandem with any portion of a related Option. Instead, SARs must be granted independently of any Option.

        7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share subject to a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

        7.3    Exercisability and Term of SARs.    SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of 10 years after the effective date of grant of such SAR.

        7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death or Disability) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

        7.5    Deemed Exercise of SARs.    If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.6    Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of a SAR and set forth in the Award Agreement, a SAR shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

        7.7    Nontransferability of SARs.    During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

8.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

        Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        8.1    Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

        8.2    Purchase Price.    The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to the Company or a Subsidiary or for their benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or a Subsidiary or for their benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

        8.3    Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed 30 days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

        8.4    Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check, or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses shall be issued in consideration for past services actually rendered to the Company or a Subsidiary or for their benefit.

        8.5    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        8.6    Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

        8.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

        8.8    Nontransferability of Restricted Stock Award Rights.    Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

9.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

        Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        9.1    Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

        9.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award

Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

        9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

        9.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

  (a)
  Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

  (i)
  sales revenue;

  (ii)
  gross margin;

  (iii)
  operating margin;

  (iv)
  operating income;

  (v)
  pre-tax profit;

  (vi)
  earnings before interest, taxes and depreciation and amortization;

  (vii)
  net income;

  (viii)
  expenses;

    (ix)
    the market price of the Stock;

    (x)
    earnings per share;

    (xi)
    return on stockholder equity;

    (xii)
    return on capital;

    (xiii)
    return on net assets;

    (xiv)
    economic value added;

    (xv)
    market share; and

    (xvi)
    other earnings or performance targets or measurements established by the Committee.

  (b)
  Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

        9.5    Settlement of Performance Awards.

  (a)
  Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

  (b)
  Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

  (c)
  Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of 30 days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

  (d)
  Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

  (e)
  Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

  (f)
  Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

        9.6    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

        9.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

  (a)
  Death or Disability.    If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

  (b)
  Other Termination of Service.    If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

        9.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10.    TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

        Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        10.1    Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

        10.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to the Company or a Subsidiary or for their benefit.

        10.3    Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

        10.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

        10.5    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

        10.6    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

        10.7    Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

11.    STANDARD FORMS OF AWARD AGREEMENT.

        11.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

        11.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

12.    CHANGE IN CONTROL.

        12.1    Effect of Change in Control on Options and SARs.

  (a)
  Accelerated Vesting.    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine. Any such acceleration shall be conditioned upon the consummation of the Change in Control.

  (b)
  Assumption or Substitution.    In the event of a Change in Control, the Committee, in its sole discretion and without the consent of any Participant, may provide that the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), either will assume the Company's rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror's stock.

  (c)
  Settlement and Cancellation of Options and SARs.    The Committee, in its sole discretion and without the consent of any Participant, may determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the "Spread"). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

  (d)
  Termination of Unexercised Option and SARs.    If any Option or SAR is not to be assumed or substituted for as provided in Section 12.1(b) and is not to be canceled pursuant to Section 12.1(c), in connection with a Change of Control, the Committee, in its sole discretion, may give written notice to the Participant holding such Option or SAR establishing a date by which such Option or SAR must be exercised, to the extent then exercisable (taking into account any acceleration of exerciseability under Section 12.1(a)), prior to the consummation of the Change in Control. Such notice shall describe the Change in Control and the consideration per share of Stock (if any) expected to be received as a result of the Change in Control. Any such Option or SAR that is not exercised on or before the date specified in such notice (subject to extension by the Committee) shall terminate upon the consummation of the Change in Control, whether or not the Option or SAR was exercisable on such date. The Participant holding such Option or SAR may make any exercise thereof conditional upon the consummation of the Change in Control and, if the Change in Control is not consummated, the Participant shall be restored to the position that he or she would have been in had the notice not been given.

        12.2    Effect of Change in Control on Restricted Stock Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control, such lapsing to be effective immediately prior to the consummation of the Change in Control to such extent as the Committee deems appropriate. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 12.2 shall be conditioned upon the consummation of the Change in Control.

        12.3    Effect of Change in Control on Performance Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Performance Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control or whose Service terminated by reason of the Participant's death or Disability shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

        12.4    Effect of Change in Control on Restricted Stock Unit Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the settlement of a Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to such Change in Control, such settlement to be effective as of the date of the Change in Control to such extent as the Committee deems appropriate.

13.    COMPLIANCE WITH SECURITIES LAW.

        The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14.    TAX WITHHOLDING.

        14.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or a Subsidiary with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company's or Subsidiary's tax withholding obligations have been satisfied by the Participant.

        14.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or a Subsidiary. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

15.    AMENDMENT OR TERMINATION OF PLAN.

        The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

        Notwithstanding any other provision in this Plan, the Committee may amend the Plan and any Award granted and outstanding under the Plan at any time through December 31, 2005 (or such later date as approved in guidance issued by the Internal Revenue Service), without the need for shareholder approval and without the need for consent by any Participant, to comply with the provisions of Code Section 409A, as determined by the Committee in its discretion.

16.    MISCELLANEOUS PROVISIONS.

        16.1    Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        16.2    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

        16.3    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of the Company or a Subsidiary to terminate the Participant's Service at any time. To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

        16.4    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

        16.5    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

        16.6    Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

        16.7    Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

        16.8    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or a Subsidiary. The Participants shall have no claim against the Company or any Subsidiary for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

        16.9    Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Colorado, without regard to its conflict of law rules.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the CoBiz Inc. 2005 Equity Incentive Plan as duly adopted by the Board on April 5, 2005, and approved by the shareholders on May 19, 2005.

Secretary

FIRST AMENDMENT

TO THE

COBIZ INC. 2005 EQUITY INCENTIVE PLAN

        This First Amendment (the "Amendment") to the CoBiz Inc. 2005 Equity Incentive Plan (the "Plan") is approved and adopted to be effective as of May 15, 2008 (the "Effective Date").

RECITALS

        A.    CoBiz Financial Inc., a Colorado corporation formerly known as CoBiz Inc. ("CoBiz") implemented the Plan effective as of May 19, 2005, the date of its approval by the shareholders of CoBiz.

        B.    CoBiz now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

        NOW THEREFORE, effective as of the Effective Date, the Plan is amended as follows:

        1.     Maximum Number of Shares Issuable.    Section 4.1 of the Plan is hereby amended by replacing each reference to "1,250,000" with "2,750,000".

        2.     Restricted Stock Award Limit.    Section 5.4(a) of the Plan is hereby amended by replacing the reference to "250,000" with "500,000".

        3.     Name.    Each reference in the Plan to "CoBiz" (including without limitation, the reference in the title of the Plan itself) is hereby amended by replacing the reference with "CoBiz Financial".

        4.     Inconsistencies.    Any inconsistent provision of the Plan shall be read consistent with this Amendment.

        5.     Impact on Plan.    Except as amended by the preceding provisions of this Amendment, the Plan shall remain in full force and effect.

        6.     Counterparts.    This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

        7.     Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Colorado, without regard to its conflict of law rules.

        IN WITNESS WHEREOF, the undersigned Secretary of the CoBiz certifies that the foregoing sets forth the First Amendment to the CoBiz Inc. 2005 Equity Incentive Plan as duly adopted by the Compensation Committee of the Board of Directors on January 23, 2008, by the full Board of Directors on March 17, 2008 and as approved by the shareholders on May 15, 2008.

Secretary

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ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2008.
	[ICON]	Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/tickersymbol
		•	Follow the steps outlined on the secured website.
	[ICON]	Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
		•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A
Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. The Board of Directors has not taken a position either supporting or opposing Proposal 4.

1.	Election of Directors:
		For	Withhold		For	Withhold
	01—Steven Bangert	☐	☐	06—Evan Makovsky	☐	☐
	02—Michael B. Burgamy	☐	☐	07—Harold F. Mosanko	☐	☐
	03—Morgan Gust	☐	☐	08—Noel N. Rothman	☐	☐
	04—Thomas M. Longust	☐	☐	09—Timothy J. Travis	☐	☐
	05—Jonathan C. Lorenz	☐	☐	10—Mary Beth Vitale	☐	☐
				11—Mary White	☐	☐
		For	Against	Abstain
2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3.	AMENDMENT OF THE COMPANY'S 2005 EQUITY INCENTIVE PLAN.	☐	☐	☐
4.	SHAREHOLDER PROPOSAL TO ADOPT REASONABLE POLICY REGARDING USE OF TELEPHONES.	☐	☐	☐
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
B
Non-Voting Items

Change of Address—Please print new address below.
C
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy, as shown above. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

	C 1234567890 J NT 1 U P X 0 1 7 3 1 3 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—CoBiz Financial Inc.

821 17th Street
Denver, Colorado 80202

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 15, 2008, hereby appoints Steven Bangert and Jonathan C. Lorenz proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of CoBiz Financial Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CoBiz Financial Inc. to be held on May 15, 2008 at the Magnolia Ballroom, 817 17th Street, Denver, Colorado 80202 at 8:00 a.m., M.D.T., and any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR items 1, 2 and 3; item 4 will be treated as an abstention.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.